UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

9025 N. LINDBERGH DRIVE • PEORIA, IL 61615 PHONE: 309-692-1000 • FAX: 309-692-1068 WWW.RLICORP.COM

RLI Corp.

9025 N. Lindbergh Drive

Peoria, Illinois 61615

March 21, 2024

Dear Fellow Shareholders:

Please consider this letter your personal invitation to attend the 2024 RLI Corp. Annual Shareholders Meeting, which will be conducted via live audio webcast on May 2, 2024, at 11:30 a.m. CDT. In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders. You will be able to attend the virtual Annual Meeting, vote your shares and submit questions during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/rli2024. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 11:15 a.m. CDT. Please note that there will be no in-person meeting for you to attend.

Business scheduled to be considered at the meeting includes the election of Directors, an advisory vote on our executive compensation, and ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2023 and their impact on you and the Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman of the Board

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2024

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be conducted via live audio webcast on Thursday, May 2, 2024, at 11:30 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/rli2024 for the following purpose:

1.	to elect as Directors the ten (10) nominees named in the attached proxy statement for a one-year term expiring at the 2025 Annual Meeting of Shareholders;
2.	to hold an advisory vote to approve executive compensation (the “Say-on-Pay” vote);
3.	to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current year; and
4.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 4, 2024, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Chief Legal Officer & Corporate Secretary

Peoria, Illinois

March 21, 2024

It is important, regardless of the number of shares you hold, that you attend the Annual Meeting via the live webcast or be represented by proxy. Even if you expect to attend via the live webcast, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted:

●By Internet: submit your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
●By Phone: submit your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
●By Mail: if you received your proxy card by mail, complete the proxy card and sign, date and return it as promptly as possible.

You have the right to revoke your proxy at any time prior to the Annual Meeting by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by submitting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting via live webcast, you may change your vote by voting online while the meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2024. You will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

RLI Corp. 2024 Proxy Statement    |    1

2    |    RLI Corp. 2024 Proxy Statement

RLI Corp. 2024 Proxy Statement    |    3

PROXY SUMMARY

This Proxy Statement Summary (“Summary”) highlights information contained in this Proxy Statement, the Annual Report on Form 10-K, or on our website at www.rlicorp.com. This Summary does not contain all the information you should consider, so please read the entire Proxy Statement carefully before voting. For more information regarding our 2023 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2023, a copy of which is available at the Investors section of our website at www.rlicorp.com.

MATTERS TO BE VOTED ON:

The following is a summary of the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

	Board
	Recommendation	Page

PROPOSAL 1: Election of Directors	FOR	14

PROPOSAL 2: Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	29

PROPOSAL 3: Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	56

CORPORATE GOVERNANCE HIGHLIGHTS:

●	Annual election of Directors
●	9 of our 10 Director nominees are Independent
●	Split Chairman & CEO roles effective January 1, 2022
●	Lead Independent Director position empowered with broad responsibilities and significant governance duties
●	Independent Chairman of the Board effective May 2, 2024
●	Comprehensive Code of Conduct that applies to all employees and Directors
●	Executive sessions of Independent Directors conducted at regularly scheduled board meetings
●	Oversight of executive succession planning by the Human Capital & Compensation Committee of the Board
●	Directors elected by majority vote
●	Regular Board, Committee, and Director Evaluations
●	Ethics and corporate compliance program and anonymous whistleblower hotline
●	Stock ownership guidelines for Directors and Officers

4    |    RLI Corp. 2024 Proxy Statement

BOARD OF DIRECTORS TRANSITIONS:

On October 11, 2023, Kaj Ahlmann informed the Company that he will retire from the Board upon conclusion of his term at the Annual Meeting. Mr. Ahlmann has been a member of the Company’s Board since 2009 and currently serves as a member of the Nominating & Corporate Governance and Finance & Investment Committees.

On November 8, 2023, Clark C. Kellogg was appointed to the Company’s Board of Directors and was appointed to the Company’s Human Capital & Compensation and Finance & Investment Committees, effective January 1, 2024.

On December 13, 2023, Jonathan E. Michael informed the Company that he will retire from the Board upon conclusion of his term at the Annual Meeting. Chair Michael has been an employee of the Company since 1982, a member of the Company’s Board since 1997, and has served as the Chairman of Board since 2011. The Board also elected David B. Duclos to serve as Independent Chairman upon Chairman Michael’s retirement from the Board.

BOARD COMPOSITION & EXPERIENCE:

Our Directors bring a balance of skills, qualifications, and experience to their oversight of our Company. The matrix below identifies certain skills, qualifications, and experience of Directors that the Board believes are relevant to our business; support sound governance; and are aligned with the Company’s strategic plans. These skills, qualifications, and experience may have been gained through job experience, board service, education or otherwise and do not necessarily indicate a given Director is a subject matter expert where indicated. A Director may possess other skills, qualifications, and experience not indicated in the matrix that may be relevant and valuable to their service on our Board.

Skill, Qualification, or Experience	Michael Angelina	David Duclos	Susan Fleming	Jordan Graham	Clark Kellogg	Craig Kliethermes	Paul Medini	Robert Restrepo	Debbie Roberts	Michael Stone
CEO or Senior Executive Role	•	•		•	•	•	•	•	•	•
Customer Experience, Branding, Marketing		•		•	•	•		•	•	•
Strategy Planning and Formulation	•	•	•	•	•	•		•	•	•
Financial Reporting, Audit, Accounting	•	•			•	•	•	•	•	•
Risk Management, Actuarial	•	•	•			•		•		•
Information Technology, Cybersecurity		•		•		•	•	•		•
Human Capital Management	•	•	•		•	•	•	•	•	•
Insurance or Financial Services Industry	•	•	•	•		•	•	•		•
Investments, Capital Markets, M&A		•	•	•		•	•	•		•
Demographics
Race/Ethnicity
African American					•				•
White / Caucasian	•	•	•	•		•	•	•		•
Gender
Male	•	•		•	•	•	•	•		•
Female			•						•

RLI Corp. 2024 Proxy Statement    |    5

COMPANY HIGHLIGHTS
OUR HISTORY:
RLI is a specialty insurance company with more than 50 years of experience serving diverse niche, property, casualty, and surety markets.

- **1961** Founded contact lens insurance agency, Replacement Lens Inc.
- **1965** RLI Corp. holding company formed
- **1971** RLI common stock first traded on NASDAQ
- **1975** RLI becomes an Employee Stock Ownership Company
- **1976** First dividend paid to stockholders
- **1977** Began underwriting specialty P&C coverages in all 50 states
- **1987** RLI common stock moved to NYSE
- **1996** Merged contact lens division with Hester Enterprises, maker of Maui Jim Sunglasses
- **2004** Received upgraded AM Best rating to A+ (Superior)
- **2011** Acquired Contractors Bonding and Insurance Co.
- **2015** RLI Corp. 50th Anniversary
- **2020** 25th consecutive year under 100 combined ratio
- **2022** Sold minority ownership interest in Maui Jim, Inc.
- **2023** Increased regular dividend for 48 consecutive years

OUR PRODUCTS:
Product diversification has fueled our growth & financial success.

*Based on 2023 net written premium

6    |    RLI Corp. 2024 Proxy Statement

OUR BUSINESS MODEL:
RLI is a domestic, specialty insurance company that does its own underwriting.

● We hire experienced, entrepreneurial underwriters	● Underwriting leadership compensation is tied directly to underwriting profit	● Our products are run like stand-alone businesses	● Organic product growth

● We focus on difficult markets that require unique expertise		● Diversification reduces corporate risk	● Talent acquisition & start-ups

● Strong feedback loop between underwriting and claims	● 91% Institutions & other public investors ● 9% Insiders & Employee Stock Ownership Plan “(ESOP”)	● Many products are convenient and tailored to fill a void in the market	● Select balance sheet acquisitions

OUR STRATEGY:
From our niche product offerings to our business model, our culture to our results — we’re different.

We aspire to:

●

Be a premier specialty underwriting company that achieves long-term industry leading combined ratios and book value growth.

●

Remain a destination for talented, entrepreneurial underwriters with ‘narrow & deep’ expertise.

●

Seek out difficult markets while maintaining a highly diverse product portfolio.

●

Emphasize profit maximization and enhance our ability to grow over the long term, with a focus on organic opportunities and acquisitions that preserve the unique culture that has made RLI successful.

RLI Corp. 2024 Proxy Statement    |    7

2023 FINANCIAL PERFORMANCE

FINANCIAL RESULTS:

As a result of the efforts of our associates, we achieved outstanding financial results in 2023. These results included posting an 86.6 combined ratio, which marked our 28th consecutive year of underwriting profit; delivering return on equity of 23.3 percent, a testament to our sustained profitability; growing book value per share by 31 percent during the year, inclusive of dividends; and continuing to reward shareholders through regular dividends and a $2.00 per share special dividend which resulted in returning $91 million to shareholders in 2023 and paying more than $1.4 billion in dividends over the last 10 years.

Gross Premiums Written (in millions) $1,807 Compared to $1,565 million in the previous year	Comprehensive Earnings (in millions) $367.4 Compared to $304.5 million in the previous year

Combined Ratio 86.6 28th consecutive year below 100	Net Cash Flow from Operations (in millions) $464.3 Compared to $250.4 million in the previous year

Regular / Special Dividend Per Share Paid in 2023 $1.07 / $2.00 48 years of paying and increasing regular dividends	Book Value per Share at December 31 $30.97 31% increase from year-end 2022, inclusive of dividends

FINANCIAL STRENGTH:

AM Best A+ (Superior)	Standard & Poor’s A (Strong)

Moody’s A2	Ward’s 50® Top P&C Performer 33 Consecutive Years The only company named every year since inception

8    |    RLI Corp. 2024 Proxy Statement

SUSTAINABLE BUSINESS PRACTICES

The Company is a specialty underwriting company and our financial performance starts with our entrepreneurial and ownership culture. We are steadfast in our belief that to deliver strong returns for our shareholders, we must also remain a sustainable organization. Our approach to sustainability reflects our focus on doing the right thing – for our customers, our employees, our communities, and the environment. With that philosophy guiding our efforts, we are committed to continue integrating sound and relevant sustainable business practices into our business. Additional detail on how we are integrating these principles into our work can be found in our Sustainability Report which can be viewed at www.rlicorp.com/sustainability.

Ethical Business Conduct:

Our Code of Conduct, which applies to all employees and Directors, provides guidance on ethical business behavior to support our strong reputation as a leading specialty property and casualty insurance company. Annually, employees and Directors are asked to read, understand, agree to comply with the Code and other Company policies, and confirm they have complied with the Code in the last year. No waiver of the Code was made in 2023 for any executive or Director. We also maintain a Third-Party Code of Conduct for our suppliers, vendors, consultants, and business partners to communicate ethical business standards under which third-parties are expected to operate when providing goods and services to the Company.

Diversity and Inclusion:

The Company strives to deliver excellent customer service and achieve superior business results by cultivating an exceptional workforce. Our goal is to attract, develop and retain the best employee talent from diverse backgrounds while promoting an environment where different viewpoints are valued and individuals feel respected, are treated fairly, and have an opportunity to excel in their chosen careers. Our Diversity and Inclusion Council ensures employees and management are engaged on topics related to an inclusive workforce. Employee resource groups (ERGs) provide further opportunities for employees to connect with each other on shared interested and experiences. We actively support, and participate in, initiatives led by the American Property Casualty Insurance Association that aim to increase diversity in the insurance industry.

The Company sustains its high-performance ownership culture through ongoing investments in our greatest assets - our people. Our Total Rewards program is designed to attract the best talent in the industry and we strive to help all employees realize their potential through training, mentoring and professional development.

The Company believes in fostering an open and collaborative workplace that encourages employees to take ownership of their performance and development. We consistently track employee engagement and satisfaction metrics, along with other workforce data and insights, to assess the health of our workforce culture on an ongoing basis and make improvements based on employee feedback. Every two years, we conduct an employee engagement survey. Results from RLI’s last employee engagement survey reflected strong employee engagement scores exceeding a finance and insurance benchmark.

The Company also has a goal of establishing diversity among members of its Board of Directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender. The Nominating & Corporate Governance Committee of the Board is committed to actively seeking highly qualified candidates, including women and minority candidates, and will include such candidates in each director search it undertakes, including those by third-party search firms.

Environmental Stewardship:

Information on the Company’s environmental stewardship and climate change-related risk management can be found at www.rlicorp.com/environment.

The Company has demonstrated its commitment to a renewable future through its $5 million investment in a 1.8-megawatt solar field on our corporate campus in Peoria, Illinois. Located on six and a half acres, the 4,752-panel solar field is capable of producing annual electrical power equal to or exceeding annual electrical usage for our office buildings in Peoria, which house approximately 37% of our workforce.

In 2023, the Company’s solar field produced 1.52 million kilowatt hours (“kWh”) of electricity. The Company purchased 127,000 kWh of electricity for Peoria facilities for times when the solar field was not producing electricity and returned 544,500 excess kWh produced by the solar farm to the electrical grid.

While we are doing our part to support the global transition to more sustainable energy sources, we also believe this process will be lengthy and complex. Current energy needs cannot be met solely through green technologies and many, including those who are the most economically vulnerable, cannot simply stop using fossil fuels. By providing insurance products to the energy market, our responsible underwriting and sound risk management practices serve to support a reliable energy supply and enable a transition to more sustainable energy sources over time.

RLI Corp. 2024 Proxy Statement    |    9

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 2, 2024

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., a Delaware corporation (“Company”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 11:30 a.m. Central Daylight Time on Thursday, May 2, 2024 which will be conducted via live webcast at www.virtualshareholdermeeting.com/rli2024 and at any adjournments or postponements of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 21, 2024.

VOTING AND QUORUM

Pursuant to the Company’s Bylaws, at least a majority in voting power of the stock issued and outstanding and entitled to vote must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend the virtual Annual Meeting, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by the following methods:

●	Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the 16-digit control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.
●	Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the 16-digit control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.
●	Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating, and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.
●	Virtually During the Meeting: Shareholders may vote during the Annual Meeting at www.virtualshareholdermeeting.com/rli2024 by using the 16-digit control number included with these proxy materials provided. However, as explained below, shares held in the RLI Corp. Employee Stock Ownership Plan (“ESOP”) must be voted before 11:59 p.m. on April 29, 2024.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors, except that if your shares are held in the Company’s (“ESOP”) and no vote is received for those shares by 11:59 p.m. on April 29, 2024, the Trustee (as defined herein) of the ESOP will vote such shares in proportion to other ESOP votes cast unless contrary to applicable law, as further explained in note 2 on page 12.

All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by submitting a proxy by any method bearing a later date, or by voting electronically at the Annual Meeting. Attending the virtual Annual Meeting will not, in and of itself, revoke a proxy. Beneficial shareholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 4, 2024, the record date, shall be entitled to vote at the 2024 Annual Meeting. As of the record date, the Company had 45,700,975 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2024 Annual Meeting.

10    |    RLI Corp. 2024 Proxy Statement

VOTES REQUIRED TO APPROVE THE PROPOSALS

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Approve the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	For, against, or abstain on each nominee	Majority of votes cast	No effect	No effect. No broker discretion to vote.
Say-on-Pay	For, against, or abstain	Majority of votes cast	No effect	No effect. No broker discretion to vote.
Ratify selection of Deloitte & Touche LLP	For, against, or abstain	Majority of votes cast	No effect	Brokers have discretion to vote.

In the election of directors, a nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee. For all other matters approval will require the affirmative vote of a majority of the votes cast.

If you are a beneficial holder with your shares in street name and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes” on proposals other than the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Any shares represented by “broker non-votes” are not considered votes cast or entitled to vote and therefore will not impact the outcome of such proposals. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting.

ATTENDING THE VIRTUAL ANNUAL MEETING

In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders, which will be conducted via live audio webcast. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/rli2024. Such questions must be confined to matters properly before the Annual Meeting and of general Company concern. Except for shares held in the ESOP, you will be able to vote your shares electronically at the Annual Meeting. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, trustee or other nominee, or other similar evidence of ownership. If your shares are held in the ESOP, you will not be able to vote your shares at the virtual Annual Meeting.  Shares held in the ESOP that are not voted before 11:59 p.m. on April 29, 2024, will be voted by the Trustee (as defined herein) in proportion to other ESOP votes cast, unless contrary to applicable law.

The meeting will begin promptly at 11:30 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 11:15 a.m. Central Daylight Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/rli2024.

A replay of the Annual Meeting will be posted as soon as practical at www.virtualshareholdermeeting.com/rli2024 along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered during the Annual Meeting due to time constraints.

PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by Directors, officers, or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries, and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of 2024 Annual Meeting and Proxy Statement and the Company’s 2023 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at http://materials.proxyvote.com/749607.

RLI Corp. 2024 Proxy Statement    |    11

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table includes persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2023:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
The Vanguard Group, Inc. (1)	4,564,999	10.01%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

State Street Corporation (2)	4,339,595	9.51%
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc.(3)	3,546,630	7.8%
55 East 52nd Street
New York, New York 10055

Kayne Anderson Rudnick Investment Management LLC (4)	2,447,708	5.36%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

(1)	The information shown is based solely on a Schedule 13G dated February 13, 2024, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, as of December 31, 2023, Vanguard is the beneficial owner of 4,564,999 shares, and has no sole voting power with respect to any shares held, sole dispositive power with respect to 4,506,597 shares, shared voting power with respect to 14,932 shares and shared dispositive power with respect to 58,402 shares.
(2)	The information shown is based solely on a Schedule 13G dated January 30, 2024, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, as of December 31, 2023, State Street is the beneficial owner of 4,339,595 shares, has shared voting with respect to 4,217,544 shares, shared dispositive power with respect to 4,339,595 shares, and no sole voting or sole dispositive power with respect to any shares beneficially held. State Street further disclosed that State Street Global Advisors Trust Company, a subsidiary of State Street, is the beneficial owner of 3,286,614 shares, has shared voting with respect to 3,200,155 shares, shared dispositive power with respect to 3,286,614 shares, and no sole voting or sole dispositive power with respect to any shares beneficially held. In addition, as of December 31, 2023 State Street Global Advisors Trust Company, in its capacity as trustee of the RLI Corp. Employee Stock Ownership Plan (“ESOP”), held 2,447,357 shares on behalf of participants in such plan. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received unless contrary to applicable law.
(3)	The information shown is based solely on a Schedule 13G dated January 26, 2024, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2023, BlackRock is the beneficial owner of 3,546,630 shares, has sole voting power with respect to 3,465,722 shares, sole dispositive power with respect to 3,546,630 shares and no shared voting or shared dispositive power with respect to any shares beneficially held.
(4)	The information shown is based solely on a Schedule 13G dated February 13, 2024, filed with the SEC by Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”). According to the Schedule 13G, as of December 31, 2023, Kayne Anderson is the beneficial owner of 2,447,708 shares, and has sole voting power with respect to 1,646,057 shares, sole dispositive power with respect to 1,960,677 shares, shared voting and share dispositive power with respect to 487,031 shares.

12    |    RLI Corp. 2024 Proxy Statement

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each Director and Named Executive Officer (“NEO”) (whose compensation is disclosed in this Proxy Statement), and the Directors and executive officers of the Company as a group, as of March 4, 2024:

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned (1)	Common Stock
Kaj Ahlmann (2) (3)	14,357	*
Michael E. Angelina (2) (3)	17,487	*
Todd W. Bryant (4) (6)	95,568	*
Aaron P. Diefenthaler (4) (5) (6)	76,396	*
David B. Duclos (2) (3)	8,997	*
Jeffrey D. Fick (4) (6)	112,334	*
Susan S. Fleming (2) (3)	10,013	*
Jordan W. Graham (2) (3)	60,599	*
Clark C. Kellogg	0	*
Craig W. Kliethermes (4) (5) (6)	133,442	*
Jennifer L. Klobnak (4) (6)	119,420	*
Paul B. Medini (2) (3)	1,356	*
Jonathan E. Michael (4) (5) (6) (7)	1,316,247	2.9%
Robert P. Restrepo, Jr. (3)	13,087	*
Debbie S. Roberts (2) (3)	10,073	*
Michael J. Stone (3) (8)	215,145	*

Directors and executive officers as a group (17 persons) (4) (5) (6)	2,260,744	4.91%

*      Less than 1 percent of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole dispositive power with respect to the shares reported.
(2)	Includes shares held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 10,260 shares; Mr. Angelina 6,831 shares; Mr. Duclos 5,661 shares; Dr. Fleming 7,350 shares; Mr. Graham 53,423 shares; Mr. Medini 608 shares; and Ms. Roberts 9,325 shares. Each participating Director has no voting or investment power with respect to such shares.
(3)	The above number of shares beneficially owned includes 748 Restricted Stock Units (“RSUs”) (732 RSU’s granted plus dividend equivalents through March 4, 2024) granted to nonemployee Directors on May 4, 2023. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The RSUs will vest, under the terms of the Award, on the date of the Company’s 2024 Annual Meeting.
(4)	Includes shares allocated to the NEOs and one other executive officer under the ESOP as of March 4, 2024 with respect to which such persons have sole voting power (pursuant to their ability to direct the Trustee to vote their shares) and no investment power. As of March 4, 2024, the following shares were allocated under the ESOP for the NEOs: Mr. Bryant 30,717 shares; Mr. Diefenthaler 4,224 shares; Mr. Fick 12,319 shares; Mr. Kliethermes 7,439 shares; Ms. Klobnak 19,983 shares; and Mr. Michael 268,453 shares.
(5)	Includes shares allocated to the NEO’s and one other executive officer in which shares are held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following NEOs: Mr. Diefenthaler 1,476 shares; Mr. Kliethermes 11,249 shares; and Mr. Michael 62,961 shares. Each participant has no voting or investment power with respect to such shares.
(6)	Includes shares that may be acquired by Chairman Michael, the NEOs, and one other executive officer within 60 days after March 4, 2024. Under the 2015 and 2023 LTIP (as described herein), upon the exercise of outstanding stock options as follows for Chairman Michael and the NEOs: Mr. Bryant 37,350 shares; Mr. Diefenthaler 42,000 shares; Mr. Fick 37,699 shares; Mr. Kliethermes 54,100 shares; Ms. Klobnak 66,200 shares; and Mr. Michael 77,698 shares.
(7)	Includes 156,009 shares allocated under the Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Michael has no voting or investment power; and 7,864 shares owned by the Jonathan E. Michael Family Trust, over which Mr. Michael, as Trustee, has sole voting and sole investment power.
(8)	Includes 135 shares held by Mr. Stone’s wife.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

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PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, 10 Directors are to be elected, each to hold office for a one-year term expiring at the 2025 Annual Meeting and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, or removal. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 10 nominees named below. The affirmative vote of a majority of the votes cast is required for the election of each Director. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, against or abstained from, each nominee. Cumulative voting for the Directors is not permitted under the Company’s Amended and Restated Certificate of Incorporation.

NOMINEES

Dr. Susan S. Fleming, Ms. Debbie S. Roberts and Messrs. Michael E. Angelina, David B. Duclos, Jordan W. Graham, Clark C. Kellogg, Craig W. Kliethermes, Paul B. Medini, Robert P. Restrepo, Jr., and Michael J. Stone, each a current Director, are standing for election. Each is nominated to serve for a one-year term expiring at the 2025 Annual Meeting.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of Directors pursuant to the Company’s Bylaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 10 nominees listed below.

David B. Duclos
Age: 66 Director since: 2017 Lead Independent Director Chairman Elect, effective May 2, 2024 Committees: ● Chair, Human Capital & Compensation ● Strategy & Risk

BACKGROUND

Mr. Duclos retired as CEO of QBE, North America in July 2016, which he was appointed to in April 2013. He retired December 2012 from XL Group, having served as Chief Executive of XL Insurance from January 2008 through December 2011. Mr. Duclos joined XL in October 2003 and served in several senior level underwriting and field operations roles, including running XL’s global specialty business. From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various underwriting and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Region President and Specialty Business Leader. He previously served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.

QUALIFICATIONS

Mr. Duclos brings 45 years of experience with various companies related to the insurance and reinsurance industries. Mr. Duclos has broad global reinsurance and insurance expertise, and executive management experience. Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania.

OTHER COMPANY BOARD SERVICE

Mr. Duclos serves as Non-Executive Chair of Westfield International Specialty; Chair of QBE Groups subsidiary board for the Blue Ocean and Equator Re companies, a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; a member of the board of the American Association of Insurance Services; and Non-Executive Chair of Brightway Insurance Agency. He is a former Director of QBE Latin American Insurance Holdings Limited, formerly known as QBE Emerging Markets Holdings Limited and former non-executive Chairman of Lloyd’s Global Network, an advisory Board of Lloyd’s of London.

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Michael E. Angelina
Age: 57 Director since: 2013 Independent Director Committees: ● Chair, Audit ● Strategy & Risk

BACKGROUND

Mr. Angelina is an Executive in Residence of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University since January 2021. Prior to this position he was the Executive Director of the Maguire Academy where he led the Risk Management and Insurance program within the Haub School of Business and coordinated the Maguire Academy activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led the Tillinghast Asbestos practice.

QUALIFICATIONS

Mr. Angelina has significant insurance industry experience including his extensive risk management background. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

OTHER COMPANY BOARD SERVICE

Mr. Angelina serves on the board of directors of Hagerty Reinsurance, CoAction Specialty, and QBE Equator Reinsurances Limited; and as former Chairman of the Board for Hagerty, Inc (NYSE: HGTY), former member of American Academy of Actuaries Committee on Property & Liability Financial Reporting, and former Chair of AAA Casualty Practice Council.

Susan S. Fleming
Age: 53 Director since: 2018 Independent Director Committees: ● Chair, Finance & Investment ● Audit

BACKGROUND

Dr. Fleming is an entrepreneur in residence, executive educator, and angel investor. From 2009 through 2018, she served as a Senior Lecturer of management and entrepreneurship at the School of Hotel Administration and the Johnson Graduate School of Management of Cornell University. From 2004 through 2009, she pursued a Masters and PhD from Cornell University. From 1998 until December 2003, she was Partner and Principal of Capital Z Financial Services Partners, a private equity fund focused on the financial services industry. From 1994 until December 2003, she served as Vice President, Insurance Partners Advisors, L.P., a private equity fund focused on the insurance and healthcare industries. From 1992 until 1994 she was an analyst with Morgan Stanley & Co.

QUALIFICATIONS

With her years of experience in private equity, investment banking, and education, Dr. Fleming brings expertise in financial services, corporate finance, mergers and acquisitions, and organizational leadership to our Board. Dr. Fleming holds a Bachelor’s Degree in Economics and Asian Studies from the University of Virginia and a Master’s Degree and PhD in Management and Organizations from Cornell University.

OTHER COMPANY BOARD SERVICE

Dr. Fleming currently serves on the board of directors for Virtus Investment Partners, Inc. (NYSE: VRTS) and Fleming Reinsurance Ltd. She was formerly a Director of Endurance Specialty Holdings, Ltd.; Quanta Capital Holdings, Ltd.; Ceres Group, Inc.; PXRE Group, Ltd.; and Universal American Financial Group, Inc.

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Jordan W. Graham
Age: 63 Director since: 2004 Independent Director Committees: ● Nominating & Corporate Governance ● Audit

BACKGROUND

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, digital media, internet, and information services companies. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships, and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy, and media/entertainment industries globally. Previously, he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking, and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider, and an advisor to the Board of Directors of Hagerty, Inc.

QUALIFICATIONS

Mr. Graham has strong financial services, strategy, merger/acquisition, and advisory experience as well as deep information technology and digital/internet background. He has over 30 years of experience working both in and providing information technology-based products and services to the financial services industry globally. Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

OTHER COMPANY BOARD SERVICE

Mr. Graham currently serves on the board of directors of Yiftee, Inc. Mr. Graham previously served as a Director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures.

Clark C. Kellogg
Age: 62 Director since: 2024 Independent Director Committees: ● Human Capital & Compensation ● Finance & Investment

BACKGROUND

Mr. Kellogg is a basketball commentator at CBS Sports. At CBS, he has been a lead studio and game analyst since 1997. Mr. Kellogg spent a total of thirty-two years with the Indiana Pacers; most recently as Vice Present of Player Relations, and also has a broadcaster and player.

QUALIFICATIONS

Mr. Kellogg brings over 30 years of experience, expertise, and background in customer experience matters as well as executive management experience. He has a Bachelor’s degree in Marketing from Ohio State University.

OTHER COMPANY BOARD SERVICE

Mr. Kellogg currently serves on the Board of Directors of First Merchants Bank (Nasdaq: FRME) where he serves on the Audit and Compensation and Human Resources Committee; and Chairperson, Columbus Foundation Governing Committee. He previously served on The Ohio State Alumni Association Board and The Ohio State Board of Trustees.

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Craig W. Kliethermes
Age: 59 Director since: 2021 Management Director Committees: ● Finance & Investment ● Strategy & Risk

BACKGROUND

Mr. Kliethermes has been the President and Chief Executive Officer of the Company since January 1, 2022 and was President and Chief Operating Officer of the Company in 2021. From 2016 until 2020, Mr. Kliethermes was the President and Chief Operating Officer of the Company’s insurance subsidiaries and from 2013 until 2016 he was Executive Vice President, Operations of the Company’s insurance subsidiaries. Mr. Kliethermes joined the Company in 2006. Prior to joining RLI, he served in leadership roles with Lockton Companies, GE Insurance/Employers Reinsurance and John Deere Insurance Company.

QUALIFICATIONS

Mr. Kliethermes has over 38 years of industry experience including nearly 18 years at the Company where, in his current role, he is responsible to ensure the effective and profitable operations of the Company’s business. He has a Bachelor’s degree in Mathematics from Maryville University, a fellow of the Casualty Actuarial Society; a member of the American Academy of Actuaries; and a member of the Chartered Property & Casualty Underwriters Society.

OTHER COMPANY BOARD SERVICE

Mr. Kliethermes serves as a member of the American Property and Casualty Insurance Association Executive Advisory Board; a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; and a Director of the Heart of Illinois Big Brothers Big Sisters. Mr. Kliethermes previously served as a Director of Maui Jim, Inc.

Paul B. Medini
Age: 66 Director since: 2022 Independent Director Committees: ● Audit ● Human Capital & Compensation

BACKGROUND

Mr. Medini retired in August 2020 as Sr. Vice President and Chief Accounting Officer of Chubb Ltd. Mr. Medini joined ACE Limited in June 2003 as Chief Accounting Officer. In 2016, ACE Limited completed the acquisition of Chubb Corporation and Mr. Medini continued in his prior role and was named Sr. Vice President and Chief Accounting Officer of Chubb Ltd. in January 2016. He was previously a partner in the property/casualty insurance practice at PricewaterhouseCoopers.

QUALIFICATIONS

Mr. Medini has extensive knowledge in accounting and auditing in the insurance and reinsurance industries and brings to the Board in-depth experience of insurance accounting and insurance auditing. He has a Bachelor’s and Master’s degree in Business Administration from Pace University.

OTHER COMPANY BOARD SERVICE Mr. Medini serves on the board of directors of ABR Reinsurance Capital Holdings Ltd.

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Robert P. Restrepo, Jr.
Age: 73 Director since: 2016 Independent Director Committees: ● Chair, Nominating & Corporate Governance ● Finance & Investment

BACKGROUND

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo joined and was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972, Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology, and field management, and ended as Senior Vice President, Personal Lines.

QUALIFICATIONS

Mr. Restrepo brings over 40 years of experience with various companies related to the insurance industries. He has extensive insurance expertise, executive management, finance, regulatory, and risk management experience. He has a Bachelor’s degree in English from Yale University.

OTHER COMPANY BOARD SERVICE

Mr. Restrepo serves on the board of directors of Enact Holdings, Inc. (Nasdaq: ACT), Genworth Financial (NYSE: GNW), and the Larry H. Miller Group. Mr. Restrepo is a former Director of Majesco; Nuclear Electric Insurance Limited; Big I Reinsurance Company; Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association); Insurance Information Institute; and The Institutes.

Debbie S. Roberts
Age: 59 Director since: 2018 Independent Director Committees: ● Human Capital & Compensation ● Nominating & Corporate Governance

BACKGROUND

Ms. Roberts has been the Executive Vice President and Chief Operations Officer of Panera Bread Co. since September 2020. From 2016 until her retirement in 2018, Ms. Roberts was the President East Zone at McDonald’s Corporation. From 2014 to 2016, Ms. Roberts served as President Northeast Zone at McDonald’s Corporation. In her 28-year career at McDonald’s Corporation, she gained increasingly progressive responsibilities in the areas of accounting, marketing and operations including roles as Sr. Vice President, Restaurant Support Officer-East, President Northeast Zone and President East Zone being responsible for $18.7 billion in sales and 7,000 restaurants.

QUALIFICATIONS

Mr. Restrepo brings over 40 years of experience with various companies related to the insurance industries. He has extensive insurance expertise, executive management, finance, regulatory, and risk management experience. Ms. Roberts holds a Bachelor’s degree in Accounting from the University of Illinois.

OTHER COMPANY BOARD SERVICE

Ms. Roberts currently serves on the board of directors of Krispy Kreme, Inc. and the Women’s Foodservice Forum. She is a former member of The American Red Cross, University of Illinois Champaign Alumni, and Catalyst Board of Directors.

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Michael J. Stone
Age: 75 Director since: 2012 Independent Director Committees: ● Chair, Strategy & Risk ● Human Capital & Compensation

BACKGROUND

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015. Mr. Stone joined the Company in May 1996 and held various executive officer positions. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group.

QUALIFICATIONS

Mr. Stone has nearly 40 years of insurance industry expertise and 19 years at the Company where he was responsible for the overall direction of the Company’s principal insurance subsidiaries. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

OTHER COMPANY BOARD SERVICE

Mr. Stone serves on the board of directors of SILAC, Inc. He is also a former member of Board of Directors of Kairos Acquisition Corp., former Chairperson of UnityPoint Health Board of Directors, and former member of the Bellarmine University Board of Trustees.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the Directors’ responsibilities, which include attendance at shareholder, Board, and committee meetings. All 11 Directors then in office attended the 2023 Annual Meeting of Shareholders and were available to respond to appropriate questions from shareholders.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Company has developed an orientation process for new Directors and encourages new Directors to attend a Director seminar in their first year as a Director. Directors are also required to maintain the necessary level of expertise to perform their responsibilities and to help ensure that they remain currently informed on corporate governance, financial and accounting practices, ethical issues for Directors and management, industry related topics, and similar matters. The sources through which Directors acquire and maintain this knowledge include webinars, websites, periodicals, newsletters, director education programs, conferences, seminars, and director educational and compliance presentations by the Company. Directors are encouraged to attend annually a forum, conference or conferences that will contribute to their performance on the Company Board and the Company reimburses Directors for the reasonable costs of attending Director education programs. The Nominating & Corporate Governance Committee annually reviews Director education to ensure all Directors are receiving regular education on appropriate topics.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each Director and to disclose such determination in the Proxy Statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all the NYSE independence standards. Only Independent Directors may serve on the Company’s Audit Committee, Human Capital & Compensation Committee, and Nominating & Corporate Governance Committee.

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It is the policy of the Board of Directors of the Company that a majority of its members be Independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a Director or Director nominee (collectively referred to as “Director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining if a Director is “Independent”:

(a)	A Director will not be “Independent” if:
(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;
(ii)	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
(iii)	(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;
(iv)	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or
(v)	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.
(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:
(i)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;
(ii)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;
(iii)	if a Director, or an immediate family member of the Director, is an executive officer, Director, or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;
(iv)	if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Exchange Act and in which RLI owns an equity interest;
(v)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that owns an equity interest in RLI; and
(vi)	if a Director, or an immediate family member of the Director, serves as an officer, Director or trustee of a tax-exempt organization, and the contributions from RLI to such tax-exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax-exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)
(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be “Independent” or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

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BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Director nominees and Directors who served on the Board during 2023:

Director	Independent	Management
Kaj Ahlmann	●
Michael E. Angelina	●
John T. Baily (1)	●
Calvin G. Butler, Jr. (2)	●
David B. Duclos	●
Susan S. Fleming	●
Jordan W. Graham	●
Craig W. Kliethermes		●
Paul B. Medini	●
Jonathan E. Michael		●
Robert P. Restrepo, Jr.	●
Debbie S. Roberts	●
Michael J. Stone	●
(1)	Mr. Baily retired from the Board upon conclusion of his term on May 2, 2023, and therefore his independence was not assessed after that date.
(2)	Mr. Butler resigned from the Board of Directors in light of the demands of his new role as President and Chief Executive Officer of Exelon Corporation effective January 31, 2023, and therefore his independence was not assessed after that date.

The following relationships were reviewed in connection with determining Director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

●	Mr. Angelina is a Director of QBE Equator Reinsurances Limited, a subsidiary of QBE Re. Mr. Duclos is a non-executive Chairman of QBE Groups subsidiary board for Equator Reinsurances Limited and Blue Ocean Limited and a former Director of QBE Emerging Markets and Latin American Insurance Holdings Limited. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with QBE Re, none of which exceeded 2% of QBE Re’s consolidated gross revenues.
●	Mr. Angelina is Chairman of the Board of Hagerty Reinsurance Ltd. (“Hagerty Re”) and former Lead Independent Director and Chairman of the Board of Hagerty, Inc. (“Hagerty”). Hagerty Re has reinsurance arrangements with the Company’s principal insurance subsidiaries. Hagerty Insurance Agency, a subsidiary of Hagerty, also produces insurance business for the Company’s principal insurance subsidiaries. Neither arrangement exceeds 2% of Hagerty’s consolidated gross revenues.
●	Mr. Stone is the brother of the Chairman and CEO of SS&C Technologies Holdings, Inc. (“SS&C”). The Company’s Chairman of the Board and former Chief Executive Officer (Mr. Michael) serves on the Audit and Nominating & Governance Committees and as the Lead Independent Director on the Board of Directors of SS&C. Mr. Michael does not serve on the Compensation Committee of SS&C, nor have the Company’s payments to SS&C exceeded 2% of SS&C’s consolidated gross revenues.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director completes an evaluation that assesses the performance of the Committees on which the Director serves and the Board as a whole. In addition, Directors are annually asked to complete a self-evaluation on individual performance, and members of senior management evaluate the Board. Finally, periodically Directors are asked to complete a peer-evaluation on the contributions and performance of each other Director. A peer evaluation was conducted in 2023. The Annual Board Evaluation focuses on board processes, policies, effectiveness, strategy, and individual Director performance. Each Directors’ individual performance and each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance are also considered. This process is handled by the Nominating & Corporate Governance Committee.

Further, annually the Chairman of the Board and the Lead Independent Director meet or confer separately with each Director to discuss, among other matters, (1) Director and Board performance; (2) recommendations to improve meetings; (3) Committees’ structure and leadership; (4) the effectiveness of the Lead Independent Director; (5) whether key topics are sufficiently considered by the Board; (6) support from management; (7) succession planning; and (8) compensation.  The

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Chairman of the Board and Lead Independent Director summarize their discussions with the Nominating & Corporate Governance Committee.

Based on the cumulative results of each Director’s overall performance, the Nominating & Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATIONS

The Nominating & Corporate Governance Committee of our Board considers Director candidates based upon a number of qualifications. As minimum qualifications, a nominee should have:

●	A reputation for the highest professional and personal ethics and values, fairness, honesty, and good judgment;
●	A significant breadth of experience, knowledge, and abilities to assist the Board in fulfilling its responsibilities;
●	Been in a generally recognized position of leadership in his or her field of endeavor; and
●	A commitment to enhancing shareholder value.

A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a Director.

The Nominating & Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. In its annual assessment and when conducting a director search, the Nominating & Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a goal of establishing diversity among directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender. The Nominating & Corporate Governance Committee is committed to actively seeking and will include highly qualified women and minority candidates in each director search it undertakes, including those by third-party search firms. Annually, the Nominating & Corporate Governance Committee will review this Policy and assess its effectiveness in bringing forth both diverse and non-diverse Board candidates that meet the qualifications and have the capabilities to provide strategic direction, governance, and oversight to the Company. Four of the last six independent Director appointments have been diverse candidates.

The Nominating & Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, Directors, and shareholders as sources for potential director candidates, and may also utilize third-party search firms. The Nominating & Corporate Governance Committee will consider qualified director candidates recommended by shareholders assuming the appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders. The Nominating & Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. Shareholders may also nominate director candidates directly pursuant to the procedures set forth in our Bylaws and referenced under Shareholder Proposals on page 58.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help Directors, officers, and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all Directors, officers, and employees, including specifically the Chief Executive Officer, Chief Financial Officer, Controller, Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. The Company conducts an annual compliance acknowledgement completed by all Directors, officers, and employees to ensure compliance with the Code of Conduct as well as other Company policies. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct or waiver that applies to a Director or executive officer will be posted on our website.

HEDGING AND PLEDGING POLICY

The Company has implemented a formal policy prohibiting executive officers from using financial instruments to reduce the risk of holding Company stock (hedging); or from using Company shares for margin trading or collateral purpose. At the time the policy was implemented, no executive officer had engaged or is currently engaging in hedging, pledging, or margining shares of Company stock.

The Company’s Insider Trading Policy prohibits Directors, executive officers, and other officers of the Company at the level of Vice President or higher from engaging in hedging transactions involving the Company’s securities, including, without limitation, short sales, or put or call options. In addition, it prohibits Directors and executive officers from holding Company

22    |    RLI Corp. 2024 Proxy Statement

securities in a margin account or pledging Company securities as collateral for a loan. Officers of the Company at the level of Vice President or higher who are not executive officers may hold in margin accounts or pledge as collateral for loans a limited number of Company securities, subject to certain preclearance procedures.

Other employees of the Company are not prohibited from hedging or pledging Company shares, but may not enter into such a transaction during a Company blackout period established prior to each quarterly earnings release (and which may be established in connection with other transactions or events).

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Independent Director, the Board’s Independent Directors, or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Independent Director or any of the other members of the Board by writing to: Lead Independent Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Independent Director, an individual Director, a Board Committee, the Independent Directors, or the full Board. Communications received by the Lead Independent Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications, or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy, which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires review and approval by the Nominating & Corporate Governance Committee prior to the original or renewal effective date for all transactions to be entered into between the Company and its Directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. The Policy also provides that related party transactions in the form of ordinary course business transactions meeting specific conditions are deemed ratified or approved and do not require Committee or Board pre-approval. No new related party transactions were approved by the Nominating & Corporate Governance Committee in 2023. The Nominating & Corporate Governance Committee previously approved one related party transaction between the Company and SS&C, as described immediately below; and, in 2024, reaffirmed the continued transaction with SS&C.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2023, the transactions, or series of similar transactions to which the Company was a party and in which any Director, executive officer, or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest are set forth below:

In 2013, the Company entered into a contract with SS&C to license SS&C’s off-the-shelf investment portfolio accounting software for an annual amount based on the value of the Company’s investment portfolio. The Company’s agreement with SS&C is solely related to the use of the software product and related transaction processing services which provide operational support and are not advisory in nature. On October 1, 2018, the Company renewed the SS&C contract for an additional five-year term. The contract with SS&C was approved after a request for proposal process that considered multiple vendors against the Company’s needs, the levels of service offered, and costs. In 2019, the Company entered into an addendum to the contract with SS&C to provide upgrades and enhancements to its software. The addendum commenced on July 1, 2019 for a five-year term. The Company paid SS&C $431,102 in 2023. In 2024, the Company’s contract with SS&C will automatically renew absent notice to terminate.  In advance of said renewal, the Committee reviewed and reaffirmed the Company’s transaction with SS&C as being on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third-party. SS&C does not provide advisory services to the Company nor does it earn a commission from the Company.

The Company’s Chairman of the Board and former Chief Executive Officer (Mr. Michael) serves on the Audit and Nominating & Governance Committees and as the Lead Independent Director on the Board of Directors of SS&C. The Chairman and CEO of SS&C is the brother of Mr. Stone, a Director, and former Chief Operating Officer of the Company’s principal insurance subsidiaries. Neither Messrs. Michael, Stone, nor the Chairman and CEO of SS&C were involved in negotiations, contract review, term-setting, final decisions, or any other aspect of the process for the initial contract, renewal, or addendum.

This transaction falls within the purview of the Related Party Transaction Policy described in the previous paragraphs and was subject to review and approval by the Nominating & Corporate Governance Committee pursuant to that Policy.

In addition, our external portfolio managers may at times invest in securities issued by SS&C.  Such securities are purchased in ordinary course, arms-length transactions and the Company is not directly involved in the investment decision.

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BOARD’S ROLE IN RISK OVERSIGHT

The Company’s Strategy & Risk Committee has responsibility for overall oversight of the Company’s enterprise risk management (“ERM”) program. The Strategy & Risk Committee also has oversight for specific areas of ERM, as do the other Board committees, as specified in their respective charters, which can be found at the Company’s website at www.rlicorp.com, and which are listed in the table below.

Board Committee	Areas of ERM oversight
Strategy & Risk	Overall ERM oversight Underwriting Information Technology Growth Insurance markets
Human Capital & Compensation	Talent development Management succession Culture Compensation and benefits
Finance & Investment	Investment Capital
Nominating & Corporate Governance	Environmental, social and governance matters Regulatory and legislative
Audit	Catastrophe exposure – including climate change Reserving Reinsurance Business Continuity Cybersecurity Third Party Management

Annually, the Strategy & Risk Committee ensures that processes are in place to enable Board oversight of each area of ERM by conducting an ERM risk mapping review. For each ERM risk focus area, the mapping review details the primary Board committee responsible for oversight, considers management reports that are provided to Board committees, and the frequency at which such reports are provided. The mapping review also provides a summary description of each risk, mitigating factors, and means by which each risk is monitored by the Company.

The Board’s risk oversight is achieved through management assessing and reporting on risk to Board Committees, which Committees in turn report out to the full Board at each meeting. Annually, the Company provides a Company-wide ERM report to the full Board, which is periodically updated for each risk to the respective Board committee identified below. The Chief Executive Officer and other members of senior management have responsibility for assessing and managing the Company’s risk exposure through a management Risk Committee. The management Risk Committee meets quarterly to reassess its risk environment and relies on the expertise of outside advisors with respect to several risks to anticipate future threats and trends.

In addition, the Company’s Internal Audit department regularly assesses key risks in its audits and reports to the Audit Committee and the full Board. Management, in turn, reports to the Board Committees identified above on specific risks. In addition to regular reports from management related to areas of overall ERM, an in-depth report is provided on each area of ERM oversight on a biennial basis, and if appropriate, in a joint meeting with the Committee responsible for oversight of the selected topic. Finally, the Strategy & Risk Committee and the Finance & Investment Committee held a joint meeting in 2023 to discuss the investment and capital ERM focus areas.

CYBERSECURITY RISK MANAGEMENT

The RLI Corp. Board of Directors provides oversight for cybersecurity risks primarily through its Audit Committee. The Company’s Chief Information Officer (CIO), who also serves as the Company’s Chief Information Security Officer (CISO), along with the head of the Company’s IT Security department, present quarterly to the Audit Committee on cybersecurity risks and the Company’s strategies and actions to assess and manage those risks. Management oversight of cybersecurity risks is provided through the management Risk Committee. Among its responsibilities, the Risk Committee identifies the Company’s material risks and reviews the strategies, processes and controls in place to facilitate the understanding, identification, prevention, measurement, reporting and mitigation of those risks.  The Company’s IT Security department, which operates under general oversight of the Company’s CIO/CISO, is responsible for day-to-day assessment and management of cybersecurity risks, including efforts to prevent and, if necessary, mitigate the effects of a cybersecurity incident.  For more information on our cybersecurity risk management, please see our Annual Report on Form 10-K filed February 23, 2024.

24    |    RLI Corp. 2024 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Human Capital & Compensation, Finance & Investment, Nominating & Corporate Governance, and Strategy & Risk. The Audit, Human Capital & Compensation and Nominating & Corporate Governance Committees are composed solely of Independent Directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating & Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates members as deemed necessary. At their discretion, the Chairman of the Board and Lead Independent Director may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each Committee are available on the Company’s website under the Investors section at www.rlicorp.com.

COMMITTEE MEMBERSHIP

			Human Capital &	Nominating &	Finance &	Strategy &
Director	Board	Audit	Compensation	Corporate Governance	Investment	Risk
Kaj Ahlmann	●			●	●
Michael E. Angelina	●	Chair				●
David B. Duclos (Lead Independent Director)	●		Chair			●
Susan S. Fleming	●	●			Chair
Jordan W. Graham	●	●		●
Clark W. Kellogg	●		●		●
Craig W. Kliethermes	●				●	●
Paul B. Medini	●	●	●
Jonathan E. Michael	Chair
Robert P. Restrepo, Jr.	●			Chair	●
Debbie S. Roberts	●		●	●
Michael J. Stone	●		●			Chair
Number of Meetings in 2023	4	9	5	5	4	4

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of Independent Directors, met nine times in 2023 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Audit Committee also:

●	Monitored the Company’s management of its exposures to risk of financial loss;
●	Reviewed the adequacy of the Company’s internal controls, including the Company’s continued adherence to the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;
●	Reviewed the extent and scope of audit coverage;
●	Reviewed quarterly financial results;
●	Reviewed Company loss reserves;
●	Monitored selected financial reports;
●	Assessed the auditors’ performance; and
●	Selected the Company’s independent registered public accounting firm.

The Audit Committee also meets in executive session, with no members of management present, after its regular meetings, as well as private executive sessions with the independent registered public accounting firm and various members of management. The Chair of the Audit Committee is notified directly by the Company’s anonymous whistleblower complaint hotline provider any time a complaint is made through that system.

The Audit Committee is responsible for approving every engagement of KPMG, LLP, Ernst & Young LLP, Deloitte & Touche LLP, RSM US LLP, Sikich LLP, and PricewaterhouseCoopers LLP (or their successors) to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before any of the above-mentioned firms are engaged to provide those services. The Chair of the Audit Committee is authorized to pre-approve non-audit services and then reports those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the

RLI Corp. 2024 Proxy Statement    |    25

provision of non-audit services may have on such firms’ independence with respect to the current, or potential, audit of our financial statements.

The Audit Committee is also responsible for enterprise risk management in the areas of business continuity risk, catastrophe risk, cybersecurity risk, reinsurance risk, reserving risk, and third-party risk. The Audit Committee receives either quarterly, semi-annual, or annual reports on various risk management topics to ensure the Audit Committee provides appropriate compliance oversight. From time to time the Audit Committee will also engage a third party to assist in providing appropriate compliance oversight.

The Board of Directors has determined that two Audit Committee members, Messrs. Angelina and Medini, qualify as an “audit committee financial expert” as defined by the SEC.

Until May 4, 2023, the members of the Audit Committee were Messrs. Angelina (Chair), Ahlmann, Baily, and Medini. After May 4, 2023, the members of the Audit Committee were Messrs. Angelina, Graham, Medini, and Dr. Fleming.

HUMAN CAPITAL & COMPENSATION COMMITTEE

The Company’s Human Capital & Compensation Committee (“HCCC”), composed exclusively of Independent Directors, met five times in 2023 to evaluate and recommend compensation of the CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”), select the Company’s compensation peer group, and evaluate the overall effectiveness of the executive compensation programs. The HCCC reviews and evaluates the corporate goals for the senior leadership team, management development, succession planning, the Company’s annual and long-term incentive programs, and retirement and medical programs. For additional details on the HCCC, see “Compensation Discussion & Analysis – How the HCCC Operates” on page 32.

The HCCC is responsible for enterprise risk management in the area human capital management and effectiveness, including but not limited to topics such as management succession, talent development, employee benefits, incentive compensation, and culture. The Committee reviews periodic reports on plans, actions, and metrics related to Company culture and human capital, including: employee survey results; diversity and inclusion; workforce planning; employee headcount and turnover; and legal, regulatory, and policy developments and compliance. The HCCC receives either quarterly, semi-annual, or annual reports on various risk management topics, to ensure the HCCC provides appropriate compliance oversight.

Until May 4, 2023, the members of the HCCC were Messrs. Duclos (Chair), Graham, Medini, and Restrepo and Ms. Roberts. After May 4, 2023 until January 1, 2024, the members of the HCCC were Messrs. Duclos (Chair), Medini, and Stone and Ms. Roberts.  After January 1, 2024, the members of the HCCC were Messrs. Duclos (Chair), Kellogg, Medini, and Stone and Ms. Roberts.

FINANCE & INVESTMENT COMMITTEE

The Company’s Finance & Investment Committee oversees the Company’s investment and corporate finance transactions, policies, and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. The Finance & Investment Committee met four times in 2023 to discuss ongoing financial, investment and capital matters. In 2023, the Finance & Investment Committee also conducted one joint meeting with the Strategy & Risk Committee to discuss investment and capital ERM focus areas.

The Finance & Investment Committee is also responsible for enterprise risk management in the area of investment risk management and capital and financial management including interest rate risk, credit risk, and liquidity risk. The Finance & Investment Committee receives either quarterly, semi-annual, or annual reports on various risk management topics to ensure the Finance & Investment Committee provides appropriate compliance oversight.

Until May 4, 2023, the members of the Committee were Messrs. Graham (Chair), Duclos, Kliethermes, Stone and Dr. Fleming.  After May 4, 2023 until January 1, 2024, the members of the Committee were Dr. Fleming (Chair) and Messrs. Ahlmann, Kliethermes, and Restrepo.  After January 1, 2024, the members of the Committee were Dr. Fleming (Chair) and Messrs. Ahlmann, Kellogg, Kliethermes, and Restrepo.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating & Corporate Governance Committee, composed exclusively of Independent Directors, met five times in 2023 to guide the Company’s corporate governance program, to monitor and discuss current and emerging corporate governance principles and procedures, to select and interview Director candidates, and to recommend a Director for appointment to the Company’s Board of Directors. The Committee also held numerous informal discussions related to the director evaluation process and CEO and director succession planning. The Nominating & Corporate Governance Committee provides oversight of Company enterprise risk management in areas including but not limited to regulatory; legislative; corporate governance, environmental, health and safety, corporate social responsibility, sustainability (collectively “ESG”) and related matters, in coordination with other Board committees as appropriate. The Nominating & Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function,

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and Board and Committee performance assessments, individually and collectively. The Nominating & Corporate Governance Committee identifies and reviews qualified individuals as potential new Director candidates.

Until May 4, 2023, the members of the Nominating & Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann, and Dr. Fleming.  After May 4, 2023 the members of the Nominating & Corporate Governance Committee were Messrs. Restrepo (Chair), Ahlmann and Graham and Ms. Roberts.

STRATEGY & RISK COMMITTEE

The Company’s Strategy & Risk Committee met four times in 2023 to oversee the Company’s strategic plan and its implementation and to plan the Company’s annual strategy retreat. As described above, the Strategy & Risk Committee also held a joint meeting with the Finance & Investment Committee to discuss investment and capital ERM focus areas. The Strategy & Risk Committee also provides oversight for overall enterprise risk management, risk profile, and risk assessment, including risks from the Company’s underwriting, information technology, insurance market, and business growth.

In addition, the full Board held a full day strategic retreat meeting in August 2023. The strategic retreat focused on providing additional details and updates on the Company’s strategic plan as well as in-depth discussions on two of the Company’s six strategic focus areas.

Until May 4, 2023, the members of the Strategy & Risk Committee were Messrs. Stone (Chair), Angelina, Kliethermes, Restrepo, and Ms. Roberts. After May 4, 2023, the members of the Strategy & Risk Committee were Messrs. Stone (Chair), Angelina, Kliethermes, and Duclos.

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2023, four meetings of the Board of Directors were held and all Directors were in attendance except for one meeting in which one Director was unable to attend. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees for the period in which he or she served. In connection with each Board meeting, the Independent Directors also meet in executive session with no members of management present. Effective May 5, 2011, the Lead Independent Director position was established, a position to exist when the Company’s CEO is also the Board Chairman or when the Chairman is not an Independent Director. Mr. David B. Duclos currently serves as Lead Independent Director. Pursuant to the Company’s Corporate Governance Guidelines and the Charter for the Lead Independent Director position, any Independent Director may serve as Lead Independent Director. Among other responsibilities, the Lead Independent Director presides at the Board’s executive sessions.

2023 DIRECTOR COMPENSATION

During 2023, the Company’s Independent Directors were compensated as set forth in the following table and as described below:

Annual Board Retainer:	$80,000
Restricted Stock Units:	$100,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Independent Director Retainer:	$20,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Human Capital & Compensation	$20,000
All Other Committees	$10,000

Each Independent Director then in office was granted a whole number of Restricted Stock Units (“RSUs”) corresponding with $100,000 in value on May 4, 2023, which will vest on the earlier of one year after grant or the date of the 2024 Annual Shareholders Meeting.

Directors may elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Nonemployee Director Deferred Compensation Plan (the “Director Deferred Plan”). In addition, the RSUs have dividend rights, which accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan.

Directors are reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company. Directors are also eligible to participate in the Company’s charitable foundation matching gift program pursuant to which the Company will match qualifying charitable contributions of up to $3,000 per calendar year.

The following table provides the compensation of the Company’s nonemployee* Directors earned for the fiscal year ended December 31, 2023.

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*Mr. Michael is a Company employee and Chairman of the Board and did not receive Director fees in 2023 and therefore is not listed in the following table. In 2023, Mr. Michael received an annualized base salary of $350,000 and an MVP bonus bank payout for prior years of $1,680,788. As of December 31, 2023, Mr. Michael holds 77,698 outstanding stock options. Also, during 2023, Mr. Michael was permitted to use the Company’s fractionally-owned aircraft for up to 35 hours annually at an hourly rate set by the Independent Directors of the Board.  Mr. Michael, as an employee of the Company, is eligible to participate in employee benefit programs under the terms of those programs, but is not eligible to participate in the Company’s annual or long-term incentive programs.

*Mr. Kliethermes is a Company employee and a management Director and did not receive Director fees for 2023 and therefore is not listed in the following table. His compensation as President & CEO for 2023 is disclosed under the Executive Compensation 2023 Summary Compensation Table on page 43.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($) (1)	Awards ($) (2)	Awards ($)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	101,708	99,984					201,692
Michael E. Angelina	125,000	99,984					224,984
John T. Baily (3)	46,325	—					46,325
Calvin G. Butler, Jr. (4)	9,042	—					9,042
David B. Duclos	133,123	99,984					233,107
Susan S. Fleming	104,333	99,984					204,317
Jordan W. Graham	106,708	99,984					206,692
Paul B. Medini	105,000	99,984					204,984
Robert P. Restrepo, Jr.	106,583	99,984					206,567
Debbie S. Roberts	100,000	99,984					199,984
Michael J. Stone	110,000	99,984					209,984

(1)	Nonemployee Directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Independent Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or deferred, in accordance with the Director Deferred Plan, defined below. Amounts shown in column (b) shows total fees earned, whether or not deferred.
(2)	For nonemployee Directors, 643 RSUs were granted upon election at the 2023 Annual Shareholders’ Meeting. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. In addition, the RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The amounts reported in this column were calculated in accordance with FASB ASC Topic 718 based on the Company’s stock price as of the grant date. Please refer to footnote 2 to the beneficial ownership table on page 13 for the number of shares held for each Director in the rabbi trust established with respect to the Director Deferred Plan.
(3)	Mr. Baily did not stand for election at the 2023 Annual Shareholders’ Meeting and therefore was compensated through that date and was not granted an RSU award in May 2023.
(4)	Mr. Butler resigned from the Board of Directors in light of the demands of his new role as President and Chief Executive Officer of Exelon Corporation effective January 31, 2023 and therefore was compensated through that date and was not granted an RSU award in May 2023.

In December 2023, the Board approved annual compensation for Mr. Duclos, in connection with his role as Independent Chairman of the Board, effective, May 2, 2024, in the amount of $100,000, half of which will be paid in cash and half of which will be paid in shares of RLI, to be pro-rated for the partial 2024 year.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, a nonemployee Director may elect to defer the compensation otherwise payable or awarded to the Director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, a Director may elect to direct deferred amounts to a notional investment in one or more of several mutual funds, or Company shares.

If deferred amounts are directed to RLI shares, a Director’s account is credited with RLI stock credits equal to the number of Company shares that could be purchased by the amount of compensation deferred, with any cash dividend similarly

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converted to additional Company stock credits. The Company transfers to a bank trustee, under an irrevocable trust established by the Company, cash equal to the compensation deferred which is used to purchase an equivalent amount of Company common stock to be held in the trust. The assets held in this trust are subject to the claims by the Company’s creditors. Dividends on these shares are used to purchase additional shares of Company stock. Director Deferred Plan benefits deferred to Company shares are distributed, in the form of Company common stock, while other amounts deferred to other notational investments is distributed in cash, consistent with each Director’s investment election. Directors have the option to choose to receive a scheduled distribution beginning when the Director’s status terminates or while actively serving on the Board.

DIRECTOR SHARE OWNERSHIP

Nonemployee Directors are encouraged to own shares of the Common Stock of the Company having a dollar value of $500,000 to be met within five years of initial appointment to the Board. Shares held directly and amounts notionally invested in Company deferred compensation plans are counted to satisfy the guideline. The Nominating & Corporate Governance Committee monitors Directors’ share ownership annually. Shares beneficially owned by each Director are reflected in the table on page 13. As of December 31, 2023, all Directors have met their respective goal or are within five years of initial appointment to the Board.

BOARD LEADERSHIP STRUCTURE

The Company’s Board Chairman and CEO roles were separated effective January 1, 2022 and Mr. Michael has served as Chairman of the Board since that date. Mr. Duclos was appointed Lead Independent Director effective May 4, 2023 upon the retirement of Mr. Baily who previously served in that role.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes that the decision whether or not to combine or separate such positions depends upon the Company’s particular circumstances at a given point in time.

The Corporate Governance Guidelines provide that the Lead Independent Director (an Independent Director) may be any Independent Director nominated by the Nominating & Corporate Governance Committee and elected/confirmed by the Board’s Independent Directors. The Lead Independent Director (a) presides over executive sessions of the Independent Directors, (b) serves as a liaison between the Chairman and the Independent Directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to Directors for meetings, (e) may call meetings of the Independent Directors, (f) may consult with major shareholders if requested by the Chairman of the Board, and (g) consults with the Chairman of the Board regarding results of annual performance reviews of the Board Committees and Board members, all as set forth in the Charter for the Lead Independent Director position.

Several factors promote a strong and Independent Board at our Company. Currently all Directors, except for Messrs. Michael and Kliethermes, are Independent as defined in the applicable NYSE listing standards (as adopted by the Company). In addition, our Independent Directors meet quarterly in executive session without management present. Consequently, with our Lead Independent Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a non-independent Chairman.

On December 13, 2023, Mr. Michael has indicated that he will retire from the Board of Directors of RLI upon conclusion of his term and will not stand for re-election at the 2024 Annual Meeting of Shareholders. The Board elected David B. Duclos to serve as Independent Chairman upon Mr. Michael’s retirement.

PROPOSAL TWO: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 31, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Human Capital & Compensation Committee of our Board (“HCCC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

●	The focus is on the linkage between long-term shareholder value creation and executive pay;
●	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

RLI Corp. 2024 Proxy Statement    |    29

●	Compensation should reflect both the Company’s and individual’s performance;
●	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;
●	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and
●	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal gives you the opportunity to express your views on our 2023 executive compensation policies and procedures for NEOs. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the HCCC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The HCCC will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s NEOs as described in this Proxy Statement.

EXECUTIVE MANAGEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information regarding our executive officers is provided below:

Name	Age	Position with Company	Executive Officer Since
Craig W. Kliethermes (1)	59	President & Chief Executive Officer	2007
Todd W. Bryant (2)	55	Chief Financial Officer	2009
Jennifer L. Klobnak (3)	52	Chief Operating Officer	2016
Aaron P. Diefenthaler	50	Chief Investment Officer & Treasurer	2012
Jeffrey D. Fick (4)	63	Chief Legal Officer & Corporate Secretary	2016
Seth A. Davis (5)	52	Vice President, Controller	2019
(1)	Mr. Kliethermes was promoted to President & Chief Executive Officer of the Company effective January 1, 2022. Prior to his promotion, Mr. Kliethermes was President & Chief Operating Officer of the Company since 2021 and was President & Chief Operating Officer of the Company’s principal insurance subsidiaries since 2016.
(2)	Mr. Bryant was promoted to Chief Financial Officer effective July 1, 2019. Prior to his promotion, Mr. Bryant was Vice President, Finance, and Controller since 2009.
(3)	Ms. Klobnak was promoted to Chief Operating Officer of the Company effective January 1, 2022. Prior to her promotion, Ms. Klobnak was Sr. Vice President, Operations of the Company’s principal insurance subsidiaries since January 2016.
(4)	Mr. Fick was promoted to Chief Legal Officer & Corporate Secretary on January 1, 2020. Prior to his promotion, Mr. Fick had been Chief Legal Officer from October 2016 through December 2019.
(5)	Mr. Davis was promoted to Vice President, Controller on July 1, 2019. Prior to his promotion, Mr. Davis was Vice President, Corporate Services from June 2018 through June 2019.

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HUMAN CAPITAL & COMPENSATION COMMITTEE REPORT

The Human Capital & Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion & Analysis section of this Proxy Statement. Based on the Human Capital & Compensation Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2023.

MEMBERS OF THE HUMAN CAPITAL & COMPENSATION COMMITTEE

David B. Duclos (Chair)

Clark C. Kellogg

Paul B. Medini

Debbie S. Roberts

Michael J. Stone

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Human Capital & Compensation Committee (“HCCC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes. The following Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and actions with respect to the following Named Executive Officers (“NEOs”) for 2023:

Craig W. Kliethermes, President & Chief Executive Officer

Todd W. Bryant, Chief Financial Officer

Jennifer L. Klobnak, Chief Operating Officer

Aaron P. Diefenthaler, Chief Investment Officer & Treasurer

Jeffrey D. Fick, Chief Legal Officer & Corporate Secretary

EXECUTIVE SUMMARY

With the exception of gross premiums written, the following financial metrics are used as targets in our incentive plans and our results are used to calculate annual incentives for our senior executive officers. Our results for 2022 and 2023, reflected in the table below, exclude the net gain from the sale of the Company’s interest in Maui Jim - net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, and in 2023 excludes payment to the net gain resulting from the settlement of an escrow account in connection with that sale. These financial measures (other than gross premiums written and combined ratio) are non-GAAP and should not be considered substitutes for GAAP measures. We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used:

Our Results in 2023 and 2022:	2023	2022
Gross Premiums Written:	$1.81 billion	$1.57 billion
Operating Earnings	$227.7 million	$233.7 million
(Net Earnings minus Realized Gains and Unrealized Gains (Losses) on Equity Securities Net of Tax)
Combined Ratio	86.6	84.4
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	19.4%	19.2%
(Operating Earnings/Shareholders' Equity)
Market Value Potential (MVP)	$188.4 million	$61.1 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies (including the Company)	2/13	3/14

In 2023, the Company continued to grow revenue and posted solid underwriting and operating performance. Gross premiums written were $1.81 billion, an increase of 15.4 percent over 2022. We posted $464.3 million of positive net cash flow from

RLI Corp. 2024 Proxy Statement    |    31

operating activities in 2023, which was used to support insurance operations, expand our investment portfolio, and allow us to return capital to our shareholders in the form of ordinary and special dividends.

The Company achieved an 86.6 combined ratio. Combined ratio is a common industry measure of profitability defined as expenses and losses as a percentage of net premiums earned. Thus, a combined ratio below 100 signifies an underwriting profit. Our result represents our 28th consecutive year of a combined ratio below 100.

Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on page 35) increased to $188.4 million from $61.1 million last year as investment returns in 2023 outpaced returns in 2022. At year-end 2023, we were second among our 13 peers when comparing the five-year growth in book value.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

●	Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and strategic objectives that are designed to be aligned with shareholder value creation.
●	At risk compensation: A significant portion of annual incentive compensation for our President & CEO, COO, CFO, and each executive with oversight responsibility for product group underwriting is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.
●	Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to evaluate whether the Company’s executive compensation remains fair, competitive, and consistent with the Company’s absolute and relative performance. The MVP Program for the President & CEO, COO, and CFO includes an adjustment factor (positive and negative) for relative Company performance compared to selected Peer Companies.
●	Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our NEOs, as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 13, as of March 4, 2024, executive officers and Directors beneficially held 4.91% of Company shares, providing strong alignment with shareholders.

The HCCC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

HOW THE HCCC OPERATES

HCCC RESPONSIBILITIES

The HCCC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The HCCC Charter is reviewed annually by the HCCC and any proposed changes to the Charter are submitted to the Nominating & Corporate Governance Committee for recommendation to the full Board for approval. The HCCC is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; (5) reviewing the Company’s employee benefit plans; and (6) monitoring the Company’s culture and human capital effectiveness.

HCCC MEETINGS

The HCCC held five meetings in 2023. The agenda for each HCCC meeting is established by the Chair of the HCCC, in consultation with other HCCC members and Mr. Kliethermes and Ms. Kathleen M. Kappes, Vice President, Human Resources; and approved by Mr. Michael. HCCC materials are prepared by Mr. Kliethermes and Ms. Kappes with input from members of senior management and are reviewed and approved by the HCCC Chair and Mr. Michael in advance of distribution to HCCC members. The HCCC meetings are attended by Messrs. Michael and Kliethermes, Ms. Kappes, and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

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RESPONSE TO 2023 SAY-ON-PAY VOTE

At the 2023 Annual Shareholder’s Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 94 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2023, therefore, the HCCC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION,” and did not make any changes to the Company’s executive compensation programs in response to the 2023 Say-on-Pay vote.

INPUT FROM MANAGEMENT

Mr. Kliethermes played an important role in the HCCC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers in 2023. For these individuals, Mr. Kliethermes recommended the following components of executive compensation to the HCCC for review and recommendation to the Board:

●	annual base salary levels;
●	annual incentive targets and financial and personal goals; and
●	the form and amount of long-term incentives.

Mr. Kliethermes made such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Kliethermes also relied upon the input of the senior leadership team when making such recommendations. Mr. Kliethermes recommended no base salary increase for himself, but made no other recommendation with respect to his own compensation.

COMPENSATION CONSULTANT

The HCCC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the HCCC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the HCCC without approval in advance by the HCCC. The HCCC retained Meridian Compensation Partners as a compensation consultant in 2023 to provide input on: 1) aspects of the Company’s 2023 Long-Term Incentive Plan design; 2) the Company’s Policy on Recoupment of Incentive Compensation (Clawback); and 3) the peer companies that were used to evaluate executive compensation (“Peer Companies”). Management retained Lockton Financial Advisors, LLC in 2023 to provide advice regarding various elements of executive compensation. The Company has assessed the independence of Meridian Compensation Partners and Lockton Financial Advisors, LLC pursuant to the NYSE rules and the Company concluded that the retention of Meridian Compensation Partners and Lockton Financial Advisors, LLC’s did not raise any conflicts of interest.

MARKET DATA

For 2023, the HCCC considered its normal pay practices when setting executive compensation, using market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

The table below outlines Peer Companies that were used to evaluate 2023 executive compensation. In 2022, Alleghany Corp. was acquired by Berkshire Hathaway and therefore, removed from the 2023 peer group.  No other changes were made to the Peer Companies compared to 2022.

Peer Companies for Assessing 2023 Compensation
Argo Group Intl Holdings, Ltd. Axis Capital Holdings Limited Global Indemnity Limited The Hanover Insurance Group, Inc. James River Group Holdings, Ltd. Kemper Corporation	Kinsale Capital Group, Inc. Old Republic International Corporation ProAssurance Corporation Selective Insurance Group, Inc. United Fire Group, Inc. W.R. Berkley Corporation

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The HCCC selected these Peer Companies based on its judgment and input from Meridian Compensation Partners. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and all have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The HCCC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies at the time of the Company’s review of the Peer Companies. For the Peer Company comparison performed in 2023, the Company’s market capitalization was fourth among thirteen companies within the Peer Companies, which includes the Company.

Each year, the HCCC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2022 data reviewed in early 2023) for base salaries and total compensation for the President & CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2023, based on 2022 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five-Year TSR
RLI Rank	2	1	2	2	3	2

Base salaries and total compensation for other NEOs and executive positions are established by reference to publicly available survey data, including median base salary levels, for comparable executives in the insurance industry. The compensation information was primarily gathered from a survey of companies with assets greater than $1.5 billion with a median of $4.5 billion; and a survey with data regressed to the Company’s revenue size.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVE

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

●	Total annual cash compensation consisting of:
o	Base salary;
o	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the President & CEO, COO, and CFO;
o	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives; and
o	Annual incentive awards under the Underwriting Profit Program (“UPP”) for executives with oversight responsibility for product group underwriting.

●	Long-term incentive compensation grants: equity-based awards under the 2015 and 2023 LTIP to all NEOs and other management members; long-term components through at-risk payouts over time under: 1) the MVP Program for the President & CEO, COO, and CFO; and 2) the UPP Program for the Chief Investment Officer & Treasurer.
●	Clawback and forfeiture provisions:
o	The Company has adopted the RLI Corp. Policy on Recoupment of Incentive Compensation (“Clawback Policy”) which provides for the recovery, in the event of a required accounting restatement, of incentive-based compensation received by current or former executive officers where that compensation is based on the erroneously reported financial information;
o	All outstanding annual incentive awards for the current performance period and all outstanding long-term incentive awards are forfeited if a participant’s employment is terminated for cause;

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o	A bonus bank is forfeited if a participant leaves RLI’s employment for any reason other than death, disability, or retirement, as specified under the RLI Corp. Annual Incentive Plan. As explained further on page 35, some or all of an MVP Program Bonus bank is subject to forfeiture in the event of negative financial returns. Post-employment payouts from a bonus bank are also subject to forfeiture if a participant fails to comply with certain covenants, including employee and customer non-solicitation provisions, among others; and
o	Proceeds from equity awards granted in 2022 and later, received within 6 months of termination of employment, are subject to clawback in the event of misconduct in the form of pre- or post-termination of employment breach of covenants related to customer and employee non-solicitation and protection of Company confidential information.

●	Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The President & CEO, COO, and CFO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to a set number of hours. The Company generally does not provide any income tax gross-ups for our executive compensation.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The HCCC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the HCCC believes that a greater percentage of total compensation should be in the form of long-term compensation for more senior positions.

We consider those salary and annual incentive amounts earned in 2023 and paid for 2023 to be short-term compensation. MVP Program payments made in 2023 from amounts earned in prior years, UPP payments in 2023 for prior underwriting years, and the grant date fair value of stock options awards in 2023, on the other hand, are considered long-term compensation. The following table compares the percentage of total compensation, which is short-term in nature, to the percentage, which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2023)	Grant Date Fair Value of Stock Options Awarded)
Craig W. Kliethermes	54%	46%
Todd W. Bryant	58%	42%
Jennifer L. Klobnak	60%	40%
Aaron P. Diefenthaler (1) (2)	62%	38%
Jeffrey D. Fick (1)	77%	23%
(1)

Messrs. Fick and Diefenthaler participate in the MIP, which does not have a long-term component, instead of MVP, which does have a long-term component, and consequently their long-term percentage is less than the other NEOs.

(2)	Mr. Diefenthaler also participates in UPP, which does have a long-term payout component.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the HCCC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value as defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed income investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding long-term debt.

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MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the HCCC and approved annually by the Independent Directors of the Board for Mr. Kliethermes and by the entire Board for other participants. In 2023, participation in the MVP Program was limited to Messrs. Kliethermes and Bryant and Ms. Klobnak. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

MVP Components. As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of the Company's five-year growth in book value to that of the Peer Companies. The Company’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of the Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.

MVP Percentage Award. For 2023, each participant in the MVP Program received an MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the HCCC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts, and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The HCCC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at the Peer Companies. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2023 was as follows: 2.25 percent for Mr. Kliethermes; 1.1 percent for Mr. Bryant; and 1.5 percent for Ms. Klobnak, which were increased, compared to 2022, from 2.0 percent, 1.0 percent, and 1.15 percent respectively. The HCCC set the percentage incentive awards for 2023 based on the factors described above and the range of expected MVP to be created by the Company in 2023 and the projected incentive awards and incentive payouts that would result.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan. Pursuant to the Annual Incentive Compensation Plan under which the MVP Program operates, the Board of Directors may exercise discretion to alter MVP Awards based on such objective or subjective criteria it deems appropriate.

MVP Program Guideline Amendment. In 2022 the Company sold its minority interest in Maui Jim, Inc. (“Maui Jim”) to Kering Eyewear for cash proceeds of $686.6 million. The Company recognized a net realized gain of $571.0 million as a result of the sale. The RLI Corp. Annual Incentive Compensation Plan, under which the MVP Program operates, provides the HCCC authority to adjust annual performance goals or performance results to exclude the effects of an extraordinary, unusual or nonrecurring event; discontinued operations; or a divestiture, among other events. In 2022 the HCCC revised the MVP Program to provide that the net gain in 2022 from the sale of Maui Jim shares – net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, a total of $434.4 million - would be excluded from the calculation of the Actual Return (increase in adjusted GAAP book value), which in turn is used to calculate MVP as described on page 35. The HCCC also revised the calculation of MVP under the MVP Program and MIP Guidelines for 2023 and subsequent years to exclude the lesser amount of net gain from the sale of Maui Jim subsequently received by the Company in 2023 and later from certain escrow accounts established at the time of the close of the transaction in 2022. The HCCC made this determination on the basis of a number of factors including: the guiding principles of RLI executive compensation discussed on page 29; the unique one-time nature of the transaction; market precedent for the treatment of gains by other companies from a one-time sale or divestiture transaction; the longstanding nature of the Company’s investment in Maui Jim; RLI’s contractual obligation to sell its Maui Jim shares pursuant to a Shareholder’s Agreement with the majority owner of Maui Jim; and the minority interest held by RLI and resulting lack of direct control over Maui Jim’s business by RLI, among other factors.

MVP is also a financial goal in the Management Incentive Program in which Messrs. Diefenthaler and Fick participate, as further explained beginning on page 37, and in Company’s Underwriter Incentive Program and Associate Incentive Program. The net gain from the sale of Maui Jim received by the Company in 2022 and 2023 was excluded from the calculation of MVP achieved in 2022 and 2023 in each of these incentive programs in the same manner and for the same reasons it was excluded from the MVP Program.

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ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2023, the HCCC set base salary ranges for the President & CEO, CFO and COO based on publicly available executive compensation data for 2023 from the Peer Companies described on page 33.

At the May 2023 Board meeting, when the annual review of base salaries was conducted by the HCCC, Mr. Kliethermes recommended no base salary increase for himself in light of his base salary increase on January 1, 2022. Based on an assessment of annual cash compensation levels (base salary and annual incentive program payouts), Mr. Kliethermes recommended an increase of 5.26% for Ms. Klobnak, a 6.67% increase for Mr. Bryant, a 4.4% increase for Mr. Diefenthaler, and a 5.6% increase for Mr. Fick in light of the placement of their respective base salaries compared to other similar positions in the insurance industry. The HCCC and Board approved Mr. Kliethermes’ recommendations.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award (The long-term incentive component of the MVP Program is explained under the section Long-Term Compensation on pages 39-40).

For 2023, Messrs. Kliethermes and Bryant and Ms. Klobnak shared annual objectives weighted as follows: customer experience (15 percent); innovation and strategic fit (15 percent); product adjacencies (15 percent); cultural adaptability (15 percent); people (15 percent); technology alignment (15 percent) and financial and growth goals (10 percent). The annual financial performance metric, combined ratio, is non-GAAP and should not be considered a substitute for GAAP measures. The calculation of this non-GAAP metric is described on page 31. The annual growth goal relates to premium growth over one-, three-, and five-years.

Under each annual objective category, there were a number of shared goals against which performance would be assessed to determine whether the annual objectives had been achieved. The evaluation of performance relative to these objectives is inherently subjective, involving a high degree of judgment by the CEO and the Board. The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100 percent on all goals.

The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objective’s component.

For 2023, the Committee evaluated annual objectives and a 97% percent overall achievement factor was applied. The following annual incentive compensation component was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2023 MVP	Percentage	2023 Preliminary	20% Annual Component	Achievement	2023 Annual
Participant	Created (*)	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
C. Kliethermes	$188,408,000	2.25%	$4,239,180	$847,836	97%	$822,401
T. Bryant	$188,408,000	1.1%	$2,072,488	$414,498	97%	$402,063
J. Klobnak	$188,408,000	1.5%	$2,826,120	$565,224	97%	$548,267

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals and annual objectives related to strategic goals. The financial goals are: operating return on equity (“ROE”), combined ratio, and MVP. The annual objectives for 2023 were the same annual objectives for the MVP Program: customer experience (15 percent); innovation and strategic fit (15 percent); product adjacencies (15 percent); cultural adaptability (15 percent); people (15 percent); technology alignment (15 percent) and financial and growth goals (10 percent). Awards are based on actual results for the financial and growth goals, and an assessment of achievement of annual objectives as discussed above in relation to the MVP Program.

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ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses and unrealized gains or losses on equity securities, net of tax. For 2022 and 2023, the calculation of ROE excluded the net gain from the sale of Maui Jim subsequently received by the Company. Combined ratio is a profitability measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained beginning on page 35.

Actual awards for a year are paid in the first quarter of the following year. The HCCC approves award levels for MIP participants at the senior vice president and vice president levels, who are designated as executive officers under Section 16 of the Exchange Act. Mr. Kliethermes approves award levels for other MIP participants.

For 2023, Mr. Kliethermes recommended, and the HCCC approved, an MIP maximum annual incentive opportunity for Messrs. Diefenthaler and Fick of 100 percent of their respective year-end base, 40 percent of which will be based on the achievement of financial goals of MVP, 20 percent on the ROE goal, 20 percent on the combined ratio goal, and 20 percent on the achievement of annual objectives.

For 2023, targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following proportionate payout ranges.

2023 MIP Maximum – Diefenthaler and Fick

	Payout Range
Management Incentive Plan Goals	0% Payout	100% Payout	Bonus Opportunity
STRATEGIC GOALS
Annual Objectives	0% achievement	100% achievement	20.00%
FINANCIAL GOALS
Operating Return on Equity (ROE)	7%	16%	20.00%
Market Value Potential (MVP)	$0	$100M	40.00%
Combined Ratio	100%	85%	20.00%
			MAXIMUM BONUS
			100.00%

In 2023, the following MIP awards were calculated based on the corresponding actual results with respect to financial goals and an aggregate 97% achievement of annual objectives based upon an assessment by senior management of achievement of each annual objective:

2023 MIP Award

								Actual
	MIP					Actual		Strategy			Total
	Level	Actual	Bonus	Actual		Combined		Scorecard		Total	MIP
Participant	%	ROE %	%	MVP	Bonus %	Ratio	Bonus %	%	Bonus %	MIP %	Bonus
Aaron P. Diefenthaler	100	19.4	20.0	$188,408,000	40.000	86.6	17.87	97	19.400	97.267	$345,298
Jeffrey D. Fick	100	19.4	20.0	$188,408,000	40.000	86.6	17.87	97	19.400	97.267	$369,615

UNDERWRITING PROFIT PROGRAM (UPP) – ANNUAL INCENTIVE COMPENSATION COMPONENT

Executives with oversight responsibility for product group underwriting participate in UPP and are eligible to earn an annual incentive based on a percentage of underwriting profit created by that product for a given underwriting year. In addition to his other duties as Chief Investment Officer & Treasurer, Mr. Diefenthaler has oversight responsibility for underwriting for two products. Under the terms of the UPP, Mr. Diefenthaler is eligible to receive a UPP bonus for each of these products based on 2% of the underwriting profit created over the respective payout periods for those products (six to ten years for one of the products and four to eight years for the other product).

For UPP, underwriting profit is calculated as premiums earned net of reinsurance (“Premium”) minus expenses and actual and estimated losses (collectively “Losses”). Because Losses are determined over a multi-year payout period over which they may develop, only a partial incentive award based on underwriting profit is paid each year until all actual Losses likely to develop have occurred and a final underwriting profit figure can be determined for the applicable underwriting year. If expenses and Losses exceed the Premium, there is an underwriting loss (negative underwriting profit) for a given underwriting year in the payout period. This such negative amount will be deducted from underwriting profit from other years to determine a UPP payout. If in aggregate a negative amount results in a given year for all underwriting years the amount will be deducted from Mr. Diefenthaler’s MIP bonus for that given year. The percentage of the incentive award paid out ranges from 20% to 100%, based on product and year in the payout period, with the cumulative payout percentage increasing for later years in the payout period. Mr. Diefenthaler’s UPP award calculation also includes an adjustment for investment

38    |    RLI Corp. 2024 Proxy Statement

income over a payout period, which is calculated by multiplying the investment rate by the unpaid award balance as of the previous year-end or December 31, 2022. The investment rate, 3.96 percent, was derived by matching the duration of the product reserves to a matching bond term and is net of investment expenses of 0.15 percent.

For UPP payouts, the payout for the same calendar year as the underwriting year is deemed annual incentive compensation, while payouts based on underwriting profit in prior underwriting years are deemed long-term compensation. The following table illustrates the UPP award calculation, determined on an aggregate basis for both products.

UPP Award Calculation
	(A)				(E)		(G = E - F)
	Underwriting Profit	(B)	(C = A x B)	(D)	Cumulative	(F)	UPP Payout
	(Premium less	Award	Total Eligible	Payout	Eligible	Paid to	by Award
	Losses)	Percentage	Award	Percentage	Award	Date	Year
Award Year	($)	(%)	($)	(%)	($)	($)	($)
2023 Underwriting Year	762,513	2	15,250	35.2	5,367	—	5,367
Prior Underwriting Years	47,395,873	2	947,917	94.5	895,725	693,412	202,313
Total 2023 UPP Award (sum of G)							210,456	(1)
(1)	Under the terms of the UPP Program, $2,776 of investment income accrued on the unpaid profit-sharing balance as described above in included in the 2023 UPP Award.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described beginning on page 35. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive or negative if MVP is negative) is subject to an assessment of Company performance compared to the Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to the Peer Companies measured by five-year growth in book value per share. The Company’s relative growth in book value per share is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of the Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth

Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of its Peer Companies, in order for 100 percent of the long-term financial component of an MVP award otherwise earned to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The aggregate bonus bank balance for all prior years is paid out annually at a rate of 33 percent, if the balance is positive, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank since 33% of the remaining balance from a prior year (if positive) is paid in a given year.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank from prior years, effectively causing a forfeiture of such positive balance. If the aggregate bonus bank is negative after the financial component of an MVP award for a given year is credited or charged to a bonus bank, no award will be paid from the bank until the aggregate balance is positive as a result of future positive amounts credited to the bank from future year awards. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP.

RLI Corp. 2024 Proxy Statement    |    39

The Company’s MVP in 2023 was $188.4 million, compared to MVP of $61.1 million in 2022. The following table shows the manner in which 2023 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Kliethermes, Bryant, and Ms. Klobnak.

2023 MVP Program Incentive Awards and Payouts
Annual Objectives Achieved	97.0%
Peer Company Adjustment Factor	125.00%
(A)
2023 MVP Achieved (after tax)	$188,408,000

Formula for
2023 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Annual	Annual		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Craig W. Kliethermes	2.25%	4,239,180	847,836	822,401	3,391,344	4,239,180
Todd W. Bryant	1.1%	2,072,488	414,498	402,063	1,657,990	2,072,488
Jennifer L. Klobnak	1.5%	2,826,120	565,224	548,267	2,260,896	2,826,120

Formula for 2023
Payout from MVP Bank:	(H)	(G) (from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2023 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($) (1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Craig W. Kliethermes	4,817,204	4,239,180	9,056,384	2,988,607	6,067,777
Todd W. Bryant	2,096,012	2,072,488	4,168,500	1,375,605	2,792,895
Jennifer L. Klobnak	2,619,938	2,826,120	5,446,058	1,797,199	3,648,859

Formula for Total
2023 MVP Payout:		(E) (from above)
	(J) (from above)	Payout of 2023	(L = J + E)
	Payout	Annual Objectives	Total 2023
Participant	of Bank ($)	Component ($)	Payout ($)
Craig W. Kliethermes	2,988,607	822,401	3,811,008
Todd W. Bryant	1,375,605	402,063	1,777,668
Jennifer L. Klobnak	1,797,199	548,267	2,345,466
(1)	Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (4.22 percent) was accrued on the unpaid bonus bank balance on December 31, 2022. The following interest was accrued to the December 31, 2023 bonus bank balance as follows: Mr. Kliethermes, $195,055; Mr. Bryant, $84,870; and Ms. Klobnak $106,085.

UNDERWRITER PROFIT-SHARING PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT

As noted on page 38, payouts based on underwriting profit for prior underwriting years are deemed long-term compensation. For Mr. Diefenthaler, UPP payouts of $202,313 in 2023 for prior underwriting years 2016-2022 are deemed long-term incentive compensation.

LONG-TERM INCENTIVE PLAN

The Company has two long-term incentive plans that cover awards of equity/stock-based compensation to participants, the 2015 Long-Term Incentive Plan (“2015 LTIP”) and the 2023 Long-Term Incentive Plan (“2023 LTIP”). The 2015 LTIP is inactive, and the 2023 LTIP is currently in effect. The 2023 LTIP, described immediately below, was adopted in 2023 and replaced the 2015 LTIP. Together, these plans are referred to sometimes as “LTIPs”. Messrs. Kliethermes, Bryant, Diefenthaler, Fick and Ms. Klobnak have outstanding stock option awards under the 2015 LTIP and the 2023 LTIP.

The purpose of our 2023 LTIP is to align the interests of the Company’s shareholders and recipients of awards under the 2023 LTIP by increasing the proprietary interest of such recipients in the Company’s growth and success; advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and motivate such persons to act in the long-term best interests of the Company and its shareholders. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The HCCC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s 2023 LTIP, certain employees, officers, and Directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options; incentive stock options (within the meaning of Section 422

40    |    RLI Corp. 2024 Proxy Statement

of the Internal Revenue Code); stock appreciation rights (“SARs”); restricted stock, restricted stock units and other stock awards (collectively “Stock Awards”); and performance awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 42, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The HCCC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits executives, shareholders, and other stakeholders of the Company. Equity awards also provide a means to attract and retain key employees. The HCCC establishes and recommends to the Independent Directors of the Board the annual equity award for Mr. Kliethermes, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on comparisons with respect to Peer Companies and executive compensation benchmarking surveys has been established for all other Company executives.

In 2023, the Company awarded long-term incentives in the form of non-qualified stock option grants to the NEOs in amounts recommended by the HCCC and approved by the Board of Directors (Independent Directors with respect to Mr. Kliethermes’ award). Grant amounts in 2023 were based upon market data, year-to-date Company performance, Company stock price performance in 2022 and through the grant date in 2023, and executive retention considerations. The HCCC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of NEOs and shareholders. In reaching that conclusion, the HCCC considered the following: stock options provide more leverage than equity awards such as restricted stock; stock options are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, stock options are understood and supported by recipients.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Kliethermes recommends to the HCCC proposed long-term incentive awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The HCCC considers Mr. Kliethermes’ recommendations and then approves and recommends stock option awards to the Board for approval. Options expire eight years after grant. In determining 2023 stock option awards the Committee considered peer company compensation, compensation survey benchmarking, and individual and Company performance.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, Disability, or qualified Retirement of the recipient as defined under the LTIPs (generally age and years of service of 75). Upon termination of employment (other than due to death, Disability, or Retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2023, the HCCC recommended, and the Board approved, a discretionary profit-sharing contribution to the ESOP of 8.5 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.124 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation. The Board may also approve discretionary profit-sharing contributions to the 401(k) Plan. For 2023, in addition to the safe harbor three percent annual contribution, the HCCC recommended and the Board approved a discretionary profit-sharing contribution to the 401(k) of 5.5 percent of participants’ eligible compensation and plan forfeitures equal to 0.066 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation (a “Participant”), the Participant may elect to direct deferred amounts to a notional investment in one or more of several mutual funds or RLI shares. If deferred amounts are directed to RLI shares, the Company allocates to the Participant RLI stock credits equal to the number of shares that could be purchased with the amount deferred. Additional RLI stock credits are allocated to a Participant’s account equal to shares of RLI stock that could be purchased with dividends paid on RLI stock credited to a Participant’s account. The

RLI Corp. 2024 Proxy Statement    |    41

Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of common stock of the Company representing an amount equal to the compensation deferred by the Participant. Dividends paid on the shares in such trust are used by the trustee to purchase additional shares of common stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. Deferred Plan benefits are distributable, in the form of Company common stock or cash, consistent with each participant’s investment election. Participants have the option to choose to receive a scheduled distribution while still employed or to have their account distributed upon termination of employment. In either case, distributions may be paid in a lump sum, or in annual installments ranging from five to 15 years. Messrs. Kliethermes, Bryant and Ms. Klobnak did not elect to defer any income for 2023 while Messrs. Diefenthaler and Fick elected to defer income in 2023. Messrs. Kliethermes, Diefenthaler, and Fick have deferred income under the Deferred Plan in prior years.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company common stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$Value of Shares
Chief Executive Officer	6.0 x Base Salary
Chief Operating Officer	4.0 x Base Salary
Chief Financial Officer	3.0 x Base Salary
Chief Legal Officer, Chief Investment Officer, Sr. VP	2.0 x Base Salary
Vice President	1.5 x Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The HCCC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. As of December 31, 2023, all NEOs have met their respective stock ownership goals.

The Company prohibits NEOs from using financial instruments to reduce the risk of holding Company stock (hedging), or from using Company shares for margin trading or collateral purpose. Refer to our “Hedging and Pledging Policy” on page 22 for further details.

42    |    RLI Corp. 2024 Proxy Statement

EXECUTIVE COMPENSATION

2023 SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO; CFO; and the other three most highly compensated executive officers, referred to herein collectively as NEOs. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the 2023 Summary Compensation Table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in column (g) titled “Non-Equity Incentive Plan” for Messrs. Kliethermes, Bryant, and Ms. Klobnak reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in detail on pages 35-37, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($) (1)	($) (2)	Earnings ($)	($) (3)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Craig W. Kliethermes	2023	650,000	0	0	626,025	3,811,008	—	98,419	5,185,452
President & Chief Executive Officer	2022	648,942	0	0	1,603,500	2,513,571	—	80,767	4,846,780
	2021	538,000	0	0	499,240	3,704,994	—	61,197	4,803,431

Todd W. Bryant	2023	391,539	0	0	490,684	1,777,668	—	84,803	2,744,693
Chief Financial Officer	2022	366,539	0	0	637,915	1,109,057	—	78,430	2,191,941
	2021	344,500	0	0	228,130	1,634,125	—	61,197	2,267,952

Jennifer L. Klobnak	2023	491,539	0	0	333,880	2,345,466	—	69,506	3,240,391
Chief Operating Officer	2022	474,539	0	0	919,340	1,374,436	—	69,840	2,838,155
	2021	389,039	0	0	249,620	2,025,616	—	61,197	2,725,472

Aaron P. Diefenthaler	2023	349,923	0	0	200,475	555,754	—	69,506	1,175,658
Chief Investment Officer & Treasurer	2022	336,616	0	0	406,220	500,790	—	69,840	1,313,466
	2021	326,164	0	0	142,640	490,048	—	61,197	1,020,049

Jeffrey D. Fick	2023	373,231	0	0	257,906	369,615	—	69,506	1,070,258
Chief Legal Officer & Corporate Secretary	2022	356,616	0	0	293,123	290,063	—	69,840	1,009,642
(1)	The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2024.
(2)	The amount shown in column (g) for Messrs. Kliethermes, Bryant, and Ms. Klobnak reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 35-37, and includes the annual award payout under the MVP Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2023. The amount reflected in column (g) for Mr. Diefenthaler reflects the cash award paid under the MIP, which is discussed in further detail on page 37, and the cash award paid under the UPP, which is discussed in further detail on page 38. The amount reflected in column (g) for Mr. Fick reflects the cash award paid under the MIP.
(3)	The amounts shown in column (i) include:
a.	A Company contribution to the ESOP of $28,460 for 2023 for each of the NEOs.
b.	A Company contribution to the 401(k) Plan of $28,268 for 2023 for each of the NEOs.
c.	The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.
d.	The proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.
(4)	Messrs. Kliethermes, Bryant and Ms. Klobnak were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2023, at an hourly rate established from time to time by the Board, with personal hours flown limited such that the net hourly charges to the Company (the variable hourly rate paid by the Company less the hourly rate paid to the Company by Messrs. Kliethermes, Bryant and Ms. Klobnak) are equal to or less than 6.5 percent of their

RLI Corp. 2024 Proxy Statement    |    43

respective base salaries, a maximum for Mr. Kliethermes of $42,250, Mr. Bryant of $26,000 and Ms. Klobnak of $32,500. The hourly rate for 2023 was $2,300 per hour. Effective January 1, 2024, the maximum personal hours authorized for each Messrs. Kliethermes, Bryant and Ms. Klobnak was modified to limit personal use based on a set number of hours reviewed and approved annually by the Board. For 2024, the Board approved personal use of: 27 hours for Mr. Kliethermes; 20 hours for Ms. Klobnak; and 16.5 hours for Mr. Bryant. Ms. Klobnak did not use this benefit in 2023. The amounts included in the All Other Compensation column for Messrs. Kliethermes and Bryant reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by each, respectively, for all personal hours flown as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
Total aggregate
					Aggregate	incremental
			Company		incremental	cost to
			variable	Hourly rate	cost to	Company
			operating	charged for	Company	for all personal
		Personal	cost per	personal	per personal	hours flown
	Year	hours flown	hour flown	hours flown	hour flown	in year
Craig W. Kliethermes	2023	17.2	$3,981	$2,300	$1,681	$28,913
Todd W. Bryant	2023	9.1	$3,981	$2,300	$1,681	$15,297

2023 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Kliethermes, Bryant, and Ms. Klobnak, under MIP for Mr. Fick, and under the MIP and UPP for Mr. Diefenthaler. The table also shows information regarding grants of stock options made to the NEOs under the 2015 LTIP prior to May 4, 2023 and under the 2023 LTIP after May 4, 2023.

					All Other	Exercise
					Option Awards:	or Base
					Number of	Price of	Grant Date
		Estimated Possible Payouts Under			Securities	Option	Fair Value
		Non-Equity Incentive Plan Awards			Underlying	Awards	Option
Name	Grant Date	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Options (#) (4)	($/Sh)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Craig W. Kliethermes	05/04/23				7,500	136.59	200,475
	08/01/23				7,500	134.41	197,250
	11/01/23				7,500	135.22	228,300
		0	2,513,571	7,500,000

Todd W. Bryant	02/01/23				8,500	131.78	229,840
	05/04/23				3,125	136.59	83,531
	08/01/23				3,125	134.41	82,188
	11/01/23				3,125	135.22	95,125
		0	1,109,057	7,500,000

Jennifer L. Klobnak	05/04/23				4,000	136.59	106,920
	08/01/23				4,000	134.41	105,200
	11/01/23				4,000	135.22	121,760
		0	1,374,436	7,500,000

Aaron P. Diefenthaler	05/04/23				7,500	136.59	200,475
		0	500,790	7,500,000

Jeffrey D. Fick	02/01/23				3,750	131.78	101,400
	05/04/23				1,875	136.59	50,119
	08/01/23				1,875	134.41	49,313
	11/01/23				1,875	135.22	57,075
		0	290,063	7,500,000
(1)	The MVP Program applicable to Messrs. Kliethermes, Bryant and Ms. Klobnak discussed in further detail on pages 35-37, does not provide for a minimum threshold award level. Messrs. Diefenthaler and Fick participate in the MIP and the amounts shown in column (c) represent the minimum award under MIP, discussed in further detail on page 37, which is equal to zero if strategic objectives and financial goals are not met. The amount shown in column (c) for Mr. Diefenthaler also includes UPP, discussed in further detail on page 40, which does not provide a minimum threshold award level.
(2)	The MVP Program applicable to Messrs. Kliethermes, Bryant and Ms. Klobnak does not provide for a target award. The amounts shown in column (d) are their respective 2022 MVP Program payouts for 2022 performance, which are shown as representative amounts for a target MVP Program award for 2023. For Mr. Diefenthaler, the amount in column (d) reflects the amount he received as a payout under both MIP ($273,948) and UPP ($226,842) for 2022, which is

44    |    RLI Corp. 2024 Proxy Statement

representative of a target award for 2023. For Mr. Fick, the amount in column (d) reflects the amount he received as a payout under MIP for 2022, which is representative of a target award for 2023.
(3)	The amounts shown in column (e) reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016 and amended in 2018 and 2020, which governs the MVP Program, MIP, and UPP.
(4)	Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. Grants prior to May 4, 2023 were granted pursuant to the 2015 LTIP and grants on or after May 4, 2023 were granted pursuant to the 2023 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to Disability or Retirement. Retirement is defined generally as a termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for Retirement upon departure from the Company, are expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Kliethermes’s, Bryant’s, Fick’s and Ms. Klobnak’s age and years of service exceeded 75, the HCCC decided to grant option awards to Messrs. Kliethermes, Bryant, Fick and Ms. Klobnak on a quarterly basis (one fourth of aggregate annual grant awarded in May, August and November of the current year, and February of the subsequent year) to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant. The HCCC also sets and approves the date upon which each quarterly grant will be awarded following the same schedule each year: 1) the initial grant occurs on the same date of all other annual option awards in May in conjunction with the meeting of the Board; and 2) each remaining quarterly grant occurs on the first trading day in the months of August, November, and February.

RLI Corp. 2024 Proxy Statement    |    45

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table sets forth information with respect to the NEOs regarding the outstanding stock option awards as of December 31, 2023. None of our NEOs hold outstanding RSUs or other equity-based awards with respect to the Company.

		Option Awards
				Equity
				Incentive
		Number of	Number of	Plan Awards
		Securities	Securities	Number of
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option	Option
		Options (#)	Options (#)	Unearned	Exercise	Exercise
Name	Grant Date	Exercisable (1)	Unexercisable (1)	Options (#)	Price (2)	Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Craig W. Kliethermes	05/03/18	4,000	0		56.14	05/03/26
	05/02/19	14,000	3,500		75.66	05/02/27
	08/21/20	12,000	8,000		86.24	08/21/28
	05/06/21	5,600	8,400		106.02	05/06/29
	05/05/22	15,000	60,000		109.60	05/05/30
	05/04/23	0	7,500		136.59	05/04/31
	08/01/23	0	7,500		134.41	08/01/31
	11/01/23	0	7,500		135.22	11/01/31
Todd W. Bryant	05/03/18	4,000	0		56.14	05/03/26
	05/02/19	3,000	750		75.66	05/02/27
	08/01/19	3,000	750		82.47	08/01/27
	11/01/19	3,000	750		89.32	11/01/27
	02/03/20	2,250	1,500		87.62	02/03/28
	08/21/20	3,000	2,000		86.24	08/21/28
	11/02/20	3,000	2,000		82.28	11/02/28
	02/01/21	2,000	3,000		90.64	02/01/29
	05/06/21	1,200	1,800		106.02	05/06/29
	08/02/21	1,200	1,800		101.07	08/02/29
	11/01/21	1,200	1,800		103.02	11/01/29
	02/01/22	600	2,400		97.85	02/01/30
	05/05/22	1,700	6,800		109.60	05/05/30
	08/01/22	1,700	6,800		103.56	08/01/30
	11/01/22	1,700	6,800		125.98	11/01/30
	02/01/23	0	8,500		131.78	02/01/31
	05/04/23	0	3,125		136.59	05/04/31
	08/01/23	0	3,125		134.41	08/01/31
	11/01/23	0	3,125		135.22	11/01/31
Jennifer L. Klobnak	05/03/18	20,000	0		56.14	05/03/26
	05/02/19	16,000	4,000		75.66	05/02/27
	08/21/20	12,000	8,000		86.24	08/21/28
	05/06/21	5,600	8,400		106.02	05/06/29
	05/05/22	8,600	34,400		109.60	05/05/30
	05/04/23	0	4,000		136.59	05/04/31
	08/01/23	0	4,000		134.41	08/01/31
	11/01/23	0	4,000		135.22	11/01/31
Aaron P. Diefenthaler	05/04/17	11,000	0		49.71	05/04/25
	05/03/18	9,000	0		56.14	05/03/26
	05/02/19	6,000	1,500		75.66	05/02/27
	08/21/20	7,500	5,000		86.24	08/21/28
	05/06/21	3,200	4,800		106.02	05/06/29
	05/05/22	3,800	15,200		109.60	05/05/30
	05/04/23	0	7,500		136.59	05/04/31
Jeffrey D. Fick	05/03/18	9,000	0		56.14	05/03/26
	05/02/19	12,000	3,000		75.66	05/02/27
	08/21/20	2,500	1,667		86.24	08/21/28
	11/02/20	2,500	1,667		82.28	11/02/28
	02/01/21	1,666	2,500		90.64	02/01/29
	05/06/21	800	1,200		106.02	05/06/29
	08/02/21	800	1,200		101.07	08/02/29
	11/01/21	800	1,200		103.02	11/01/29
	02/01/22	400	1,600		97.85	02/01/30
	05/05/22	750	3,000		109.60	05/05/30
	08/01/22	750	3,000		103.56	08/01/30
	11/01/22	750	3,000		125.98	11/01/30
	02/01/23	0	3,750		131.78	02/01/31
	05/04/23	0	1,875		136.59	05/04/31
	08/01/23	0	1,875		134.41	08/01/31
	11/01/23	0	1,875		135.22	11/01/31
(1)	Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.
(2)	Option exercise prices for grants prior to December 20, 2022 were adjusted to reflect a reduction in the exercise price equal to the $7.00 special dividend paid on that date to all our shareholders in order to prevent dilution to stock options holders.

46    |    RLI Corp. 2024 Proxy Statement

2023 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the NEOs regarding the exercise of options during 2023. Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option and the value realized on the vesting of RSUs is based on the closing stock price on the date of vesting.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Craig W. Kliethermes	0	0
Todd W. Bryant	0	0
Jennifer L. Klobnak	0	0
Aaron P. Diefenthaler	9,000	743,040
Jeffrey D. Fick	0	0

2023 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the NEOs in 2023. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Withdraws/	Aggregate Balance
	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
Craig W. Kliethermes (1)	0	80,433	0	1,683,793
Todd W. Bryant (2)	0	0	0	0
Jennifer L. Klobnak (2)	0	0	0	0
Aaron P. Diefenthaler (3)	36,760	22,912	0	306,567
Jeffrey D. Fick (3)	93,212	50,217	0	395,574
(1)	The amounts shown for Mr. Kliethermes in column (c) reflect the dividends paid on, and change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 41. Dividends paid on Company shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Deferred Plan. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.
(2)	Mr. Bryant and Ms. Klobnak have not participated in the Deferred Plan in any prior years.
(3)	The amounts shown for Messrs. Diefenthaler and Fick in column (b) reflect the amounts of deferred compensation earned in 2023. These amounts were included in the amounts shown in the 2023 Summary Compensation Table for Messrs. Diefenthaler and Fick. The amounts shown in column (c) reflect the dividends paid on, and change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 41. Dividends paid on Company shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Deferred Plan. The amounts shown in column (c) were not included in amounts shown in the 2023 Summary Compensation Table for Messrs. Diefenthaler and Fick. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

RLI Corp. 2024 Proxy Statement    |    47

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The table below shows potential amounts payable to each NEO had their employment terminated on December 31, 2023 based on the following scenarios: departure other than death, Disability, or Retirement; departure from death, Disability, or Retirement; for cause; and change in control.

Post Termination Compensation

	Termination of
Name	Employment Scenarios	MVP/MIP/UPP ($)	LTIP ($)	Total ($)
Craig W. Kliethermes (1) (2)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	9,878,785	4,394,470	14,273,255
	For Cause	0	0	0
	Change in Control	9,878,785	4,394,470	14,273,255
Todd W. Bryant (1)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	4,570,563	2,646,028	7,216,591
	For Cause	0	0	0
	Change in Control	4,570,563	2,646,028	7,216,591
Jennifer L. Klobnak (1)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	5,994,325	5,017,160	11,011,485
	For Cause	0	0	0
	Change in Control	5,994,325	5,017,160	11,011,485
Aaron P. Diefenthaler (2)	Departure Other Than Death, Disability, or Retirement	625,852	0	625,852
	Departure From Death, Disability, or Retirement	625,852	3,290,960	3,916,812
	For Cause	0	0	0
	Change in Control	625,852	3,290,960	3,916,812
Jeffrey D. Fick (1) (2)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	369,615	2,618,781	2,988,396
	For Cause	0	0	0
	Change in Control	369,615	2,618,781	2,988,396
(1)	Messrs. Kliethermes, Bryant, Fick, and Ms. Klobnak have met the requisite age and years of service to qualify for Retirement upon their departure from the Company, meaning any departure, other than termination for cause, would meet the definition of Retirement.
(2)	Each NEO participating in a Company deferred compensation plan, upon departure for any reason, is entitled to the amounts payable to them under the Plan. For amounts due to each NEO see the table on page 47.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the Retirement or other termination of employment will result in a payment to a NEO under the Company’s annual and long-term incentive plans.

MVP/MIP/UPP. Under the Company’s MVP Program, an employee must be employed on the date bonuses are paid under the MVP Program in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, Disability, or Retirement. Under the Company’s MIP and UPP Programs, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, Disability, or Retirement. Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. Under the UPP, an employee may receive award payouts for prior underwriting years until the payout period has expired. In order to receive continued UPP payout, an employee must satisfy the certain conditions for continued UPP payout described in the UPP guidelines. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, Disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2023. Messrs. Kliethermes, Bryant, Fick, and Ms. Klobnak have met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as Retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s bonus participation ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after the first day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s bonus participation ending and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as Retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of the 2023 LTIP, stock option grants automatically vest upon the death or Disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides.

48    |    RLI Corp. 2024 Proxy Statement

The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a Retirement. Retirement is defined under the 2023 LTIP as (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the Disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, Disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2023, Messrs. Kliethermes, Bryant, Fick and Ms. Klobnak met the definition of Retirement and, accordingly, upon their termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years after termination.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change in control of the Company, as defined under the 2023 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity-based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the change in control. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes a change in control occurred followed immediately by an involuntary termination by the Company or termination by the employee with good reason as of December 31, 2023.

The 2016 RLI Corp. Annual Incentive Compensation Plan, which governs the MVP, MIP, and UPP bonus programs, includes a change in control provision, with “change in control” defined as in the 2023 LTIP. The Annual Incentive Compensation Plan provides that upon change in control, any amounts credited to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program. The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Kliethermes, Bryant, and Ms. Klobnak. For Mr. Diefenthaler, the amount shown is the full year bonus under the MIP and the full bonus bank balance under the UPP. For Mr. Fick, the amount shown is the full year bonus under the MIP.

RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION

Under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee ratio of total compensation.

The Company calculated this ratio using the same employee for 2020, 2021, and 2022 since there was no change to the employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure.  Pursuant to applicable law, the Company determined a calculation of the new median employee was necessary for 2023.

We determined the median employee for purposes of this disclosure by generating a report from our payroll system reflecting either the base salary, or wages and overtime, as appropriate, for the calendar year 2023 for every full-time, part-time, seasonal, and temporary employee (other than Mr. Kliethermes), annualizing that amount for any full-time or part-time employee who had worked for less than a full year.

The median employee is a business analyst for the Company and is paid an annual salary, participated in the Company’s Management Incentive Program, and participated in the Company’s retirement plans (401k and Employee Stock Ownership Plan).  The median employee and Mr. Kliethermes receive the same percentage contributions of their respective base salaries to the retirement plans, except that the salary on which Mr. Kliethermes’s contribution is based was capped in 2023 pursuant to the IRS regulation at $330,000. We calculated the median employee’s total compensation for 2023 in the same manner used to calculate Mr. Kliethermes’ total compensation as reflected in the 2023 Summary Compensation Table on page 43. For the median employee, we included base salary, annual incentive payouts, and retirement contributions to the employee’s accounts under the Company’s retirement plans. Amounts reflected in Mr. Kliethermes’ total compensation in the form of long-term incentive awards and limited perquisites did not apply to the median employee.

Ratio of CEO to Median Employee Total Compensation
Median Employee 2023 Total Compensation	$129,505
Craig W. Kliethermes 2023 Total Compensation	$5,185,452
Ratio of CEO to Median Employee Compensation	40:1

RLI Corp. 2024 Proxy Statement    |    49

PAY FOR PERFORMANCE

The following table sets forth information regarding the Company’s performance and the Compensation Actually Paid (“CAP”) to our NEOs, as calculated in accordance with SEC disclosure rules:

											Value of Initial Fixed $100 Investment Based On (4):
Year (1)		Summary Compensation Table Total for PEO Kliethermes ($)(2)		Summary Compensation Table Total for PEO Michael ($)(2)		CAP to PEO Kliethermes ($)(3)		CAP to PEO Michael ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average CAP to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)(6)	Company Selected Measure (MVP) ($)(7)
(a)		(b)				(c)			(d)	(e)	(f)	(g)	(h)	(i)
2023		$5,185,452	$	N/A		$5,018,113	$	N/A	$2,057,750	$2,050,036	$169.12	$164.49	$304,611,000	$188,408,000
2022		$4,846,780	$	N/A		$7,899,333	$	N/A	$1,838,301	$2,918,561	$162.97	$148.53	$583,411,000	$61,080,000
2021	$	N/A		$6,004,410	$	N/A		$7,205,891	$2,704,226	$3,239,253	$130.76	$124.95	$279,354,000	$240,593,000
2020	$	N/A		$4,712,442	$	N/A		$6,413,579	$1,846,944	$2,364,844	$118.12	$106.33	$157,091,000	$128,129,000
(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

-	2023: Mr. Kliethermes served as the PEO for the entirety of 2023. The Company’s other NEOs for 2023 were: Todd W. Bryant, Jennifer L. Klobnak, Aaron P. Diefenthaler, and Jeffrey D. Fick.

-	2022: Mr. Kliethermes served as the PEO for the entirety of 2022. The Company’s other NEOs for 2022 were: Todd W. Bryant, Jennifer L. Klobnak, Aaron P. Diefenthaler, and Jeffrey D. Fick.

-	2021: Mr. Michael served as the PEO for the entirety of 2021. The Company’s other NEOs for 2021 were: Craig W. Kliethermes; Todd W. Bryant; Jennifer L. Klobnak; and Aaron P. Diefenthaler.

-	2020: Mr. Michael served as the PEO for the entirety of 2020. The Company’s other NEOs for 2020 were: Craig W. Kliethermes; Todd W. Bryant; Jennifer L. Klobnak; and Aaron P. Diefenthaler.

(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Messrs. Kliethermes and Michael and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the individual serving as PEO during the applicable year. Because Mr. Kliethermes did not serve as PEO during 2021 or 2020, his compensation is included in the average for the Non-PEO NEOs for such years

(3)	To calculate Compensation Actually Paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Kliethermes and Michael for the period they served as PEO and for the average of the other NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)	The TSR Peer Group consists of the Standard & Poor’s 500 P&C Index (the “S&P 500 P&C Index”), an independently prepared index that includes companies in the property and casualty insurance industry.

(6)	2022 net income includes $434.4 million related to the one-time gain from the sale of the Company’s interest in Maui Jim, Inc.

50    |    RLI Corp. 2024 Proxy Statement

(7)	As noted in “Compensation Discussion and Analysis,” “Market Value Potential” (“MVP”) provides a mechanism with which the HCCC can correlate incentive compensation to long-term shareholder value creation and it is a key metric used in the Company’s incentive programs and is a component of each of our NEO’s compensation. MVP measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). To calculate MVP, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed income investments, plus outstanding debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding debt instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding debt. As noted in the “Compensation Discussion and Analysis,” in 2022, the HCCC revised the MVP calculation to provide that the net gain in 2022 from the sale of Maui Jim shares – net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, a total of $434.4 million - would be excluded from the calculation of the Actual Return (increase in adjusted GAAP book value); and in 2023 excluded the net gain resulting from the settlement of an escrow account in connection with that sale.

Reconciliation of CAP Adjustments

CAP Adjustments

		Minus	Plus	Plus/(Minus)	Plus	Plus/(Minus)	Minus	Equals
	Summary Compensation Table Total	Grant Date Fair Value of Stock Option Awards Granted in Fiscal Year	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year	Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years	Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	CAP
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)
Craig W. Kliethermes(h)
2023	$5,185,452	$(626,025)	$760,500	$(304,012)	$0	$2,198	$0	$5,018,113
2022	$4,846,780	$(1,603,500)	$3,079,526	$1,439,227	$0	$137,300	$0	$7,899,333
Jonathan E. Michael
2021	$6,004,410	$(555,346)	$901,682	$714,328	$0	$140,817	$0	$7,205,891
2020	$4,712,442	$(525,258)	$951,982	$1,383,921	$0	$(109,508)	$0	$6,413,579
Average Other NEOs(i)
2023	$2,057,750	$(320,736)	$395,578	$(80,984)	$0	$(1,572)	$0	$2,050,036
2022	$1,838,301	$(564,150)	$1,060,797	$533,977	$0	$49,636	$0	$2,918,561
2021	$2,704,226	$(279,908)	$383,201	$298,130	$0	$133,604	$0	$3,239,253
2020	$1,846,944	$(284,919)	$520,199	$519,221	$0	$(236,601)	$0	$2,364,844
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average Other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock option awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)	Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock option and stock awards granted in prior fiscal years held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes including the value associated with any dividend accruals.
(e)	Represents the fair value at vesting of the stock option awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

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(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes, including the value associated with any dividend accruals.
(g)	Represents the fair value as of the last day of the prior fiscal year of the stock option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)	For 2021 and 2020, the compensation of Mr. Kliethermes, the Company’s current Chief Executive Officer, is reported in the Average Other NEOs section of this table as Mr. Kliethermes was not the PEO for any portion of those years.
(i)	See footnote 1 above for the NEOs included in the average for each year.

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Human Capital & Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our incentive programs.

The relationship between compensation paid and the pay of our NEOs is further described below:

●	Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Cumulative TSR – As calculated in accordance with the SEC disclosure rules, the Compensation Actually Paid to our PEO was $6,413,489 for 2020, primarily driven by our MVP and stock price performance. During 2020, the Company’s TSR, measured assuming a $100 investment in the Company’s stock, increased by over 18.1% to $118.10. Our TSR, measured assuming a $100 investment in the Company’s common stock as of December 31, 2019, increased to $130.76 as of December 31, 2021, to $162.97 as of December 31, 2022, and to $169.12 as of December 31, 2023, a moderating increase in TSR compared to prior years. The “Compensation Actually Paid” to the PEO decreased to $5,015,586 as of December 31, 2023, driven largely by the smaller percentage growth rate in our stock price in 2023. While our PEO’s “Compensation Actually Paid” was most significantly impacted by our TSR performance given the significant portion of compensation delivered through stock options, the average “Compensation Actually Paid” for our other NEOs was also similarly impacted by our TSR performance, with the average “Compensation Actually Paid” for 2020 equal to $2,364,844 and decreasing to $2,049,431 as of December 31, 2023.
●	Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Net Income - As required by SEC disclosure rules, we are presenting the relationship between net income and the Compensation Actually Paid to our NEOs. Net income is not a component of our executive compensation program. Although our executive compensation program is not dependent on our net income performance, over the four-year period from 2020 to 2023, our net income increased by approximately 94% while our Compensation Actually Paid for the PEO position and the average of our NEOs decreased by approximately 22% and 13%, respectively.
●	Relationship Between Compensation Paid to the PEO and Average Other NEOs and MVP – As noted above, the Company-Selected Measure is MVP. MVP measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. While MVP represents a significant component of our executive compensation program, the Compensation Actually Paid is also impacted by our stock price as equity awards represent a significant component of the Company’s executive compensation program. In particular, the equity awards granted to the PEO and NEOs in 2022 increased compared to the equity awards granted in prior years for executive retention considerations in light of our planned CEO succession that year, resulting in an increase in the 2022 Compensation Actually Paid as compared to prior years, which was also compounded by the increase in our stock price over the course of 2022. By comparison, 2023 equity awards granted to the NEOs in 2023 were less than in 2022 and more a modest growth rate in our stock price resulted in reduced Compensation Actually Paid to our NEOs in 2023 than in prior years.

The Compensation Actually Paid for the PEO and the average of the other NEOs was $6,413,489 and $2,364,844, respectively, in 2020, while MVP was $128,129,000. In 2021, the Compensation Actually Paid to the PEO and the average for the other NEOs was $7,205,891 and $3,239,253, respectively, while MVP increased to $240,593,000 for 2021. For 2022, the MVP declined to $61,080,000, although the Compensation Actually Paid for the PEO and the average for the other NEOs was increased to $7,899,333 and decreased to $2,918,561, respectively, which was driven, in part, by the increased equity awards granted in 2022 as described above, the appreciation in the value of the Company’s stock price over the course of 2022 and distributions of banked amounts for prior years’ performance under the Company’s incentive programs, as further described in the “Compensation Discussion and Analysis.”  The average compensation actually paid to the other NEO’s in 2022 decreased because Mr. Kliethermes was not included as an NEO since he was promoted to CEO in that year, while Mr. Fick was added to the group whose compensation was less than Mr. Kliethermes’s compensation.

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It is important to note, as described in the “Compensation Discussion and Analysis,” the 2022 MVP was negatively  impacted by the HCCC’s election to exclude the net gain from the sale of the Company’s interest in Maui Jim from the MVP calculation. In connection with the transaction, we recognized a net realized gain of $574.7 million. The RLI Corp. Annual Incentive Compensation Plan provides the HCCC authority to adjust annual performance goals or performance results to exclude the effects of an extraordinary, unusual or nonrecurring event; discontinued operations; or a divestiture, among other events. In 2022 the HCCC revised the MVP calculation to provide that the net gain in 2022 from the sale of Maui Jim shares – net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, a total of $434.4 million - would be excluded from the calculation of the Actual Return (increase in adjusted GAAP book value), which in turn is used to calculate MVP. The HCCC made this determination on the basis of a number of factors including: the guiding principles of RLI executive compensation discussed at page 32; the unique one-time nature of the transaction; market precedent for the treatment on gains by other companies from a one-time sale or divestiture transaction; the longstanding nature of the Company’s investment in Maui Jim; RLI’s contractual obligation to sell its Maui Jim shares pursuant to a Shareholder’s Agreement with the majority owner of Maui Jim; and the minority interest held by RLI and resulting lack of direct control over Maui Jim’s business by RLI, among other factors.  The election to exclude the net gain from the sale had the impact of reducing the MVP calculation for 2022.

For 2023, MVP increased to $188,408,000 while compensation actually paid to the PEO and other NEOs decreased to $5,015,586 and $2,049,431, respectively, due in part to the banking feature of the MVP Incentive Program that delays payouts to the CEO, COO, and CFO based on 2023 MVP achieved to future years, and in part due to the moderating growth of the Company’s stock price in 2023.

●	Relationship Between Company TSR and Peer Group TSR – As noted in the table above, during 2020 - 2023, our TSR outperformed the TSR of our Peer Group. Assuming a $100 investment on December 31, 2019, (i) for the period ending December 31, 2020, our TSR increased to $118.12 compared to our Peer Group’s TSR of $106.33, (ii) for the period ending December 31, 2021, our TSR increased to $130.76 compared to our Peer Group’s TSR of $124.95, (iii) for the period ending December 31, 2022, our TSR increased to $162.97 compared to our Peer Group’s TSR of $148.53, and (iv) for the period ending December 31, 2023, our TSR increased to $169.12 compared to our Peer Group’s TSR of $164.49.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2023. In addition to the metrics noted below, the Company’s MIP and MVP Program also incorporates annual objectives relating to customer experience, innovation and strategic fit, product adjacencies, cultural adaptability, people, technology alignment and financial and growth goals. Please see the “Compensation Discussion and Analysis” for a further description of the metrics used in the Company’s executive compensation programs, including “Market Value Potential Executive Incentive Program (MVP Program) – General”, “Market Value Potential Executive Incentive Program (MVP Program) – Annual Incentive Compensation Component”, “Management Incentive Program (MIP)”, Underwriting Profit Program (UPP) – Annual Incentive Compensation Component”, “Market Value Potential Executive Incentive Program (MVP Program) – Long-Term Incentive Compensation Component and Forfeiture Provision (Clawback)”, and “Underwriter Profit-Sharing Program – Long-Term Incentive Compensation Component” on pages 35-40.

●	Market Value Potential (applicable to all NEOs)
●	Operating Return on Equity (applicable to Messrs. Diefenthaler and Fick)
●	Combined Ratio (applicable to Messrs. Diefenthaler and Fick)
●	Five-Year Growth in Book Value: Rank Among Peer Companies (applicable to Messrs. Kliethermes and Bryant, and Ms. Klobnak)
●	Underwriting Profit (applicable to Mr. Diefenthaler)
●	Stock Price (applicable to all NEOs through the use of stock options)

RLI Corp. 2024 Proxy Statement    |    53

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE COMPENSATION RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s long-standing compensation structure considering the Company’s compensation policies and practices with respect to the NEOs, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. Based on the analysis and discussions, the HCCC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

In 2023, the Company’s President & CEO, COO, and CFO participated in the MVP Program, an incentive program described in further detail beginning on page 35. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a Peer Company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of the peer group with respect to growth in comprehensive earnings over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the Independent Directors of the Board of the financial portion of any annual award (positive or negative) contributed to an MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The HCCC believes that the risk-based cost of capital target, long-term banking feature, Peer Company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriting Profit Program (“UPP”) or the Underwriting Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, Gross Premiums Written, and new business generation.

To calculate underwriting profit under UPP, actual and estimated losses are subtracted from premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake and hurricane insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time.

The HCCC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an

54    |    RLI Corp. 2024 Proxy Statement

incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT PRACTICES

The HCCC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

●	The Company's investment portfolio is managed pursuant to the oversight of the Finance & Investment Committee of the Board;
●	The Finance & Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints, and operating policies for the portfolio;
●	All security transactions are confirmed by three Company officers; and
●	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the HCCC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail on page 42. The HCCC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the 2015 LTIP, and the 2023 LITP. As of December 31, 2023, the Company had 45,640,047 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

					Number of securities
	Number of securities				remaining available for
	to be issued upon exercise		Weighted-average exercise		future issuance under equity
	of outstanding options,		price of outstanding options		compensation plans (excluding
Plan Category	warrants and rights		warrants and rights		securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans
approved by shareholders (1)	1,686,803	(2)	$92.62	(3)	3,780,343	(4)

Equity compensation plans not
approved by shareholders (5)	—		—		—	(6)

Total	1,686,803		$92.62		3,780,343

(1)	Consists of the 2015 LTIP and 2023 LTIP.
(2)	Includes 1,467,985 options to purchase shares exercisable under the 2015 LTIP and 24,764 restricted share units (“RSU”) which will be issued upon vesting in May 2024 through February 2026 under the 2015 LTIP, and 173,725 options to purchase shares exercisable under the 2023 LTIP and 20,329 restricted share units (“RSU”) which will be issued upon vesting in May 2024 through November 2026 under the 2023 LTIP.
(3)	Only applies to outstanding options, as RSU’s do not have exercise prices.
(4)	Shares available for future issuance under the 2023 LTIP. Pursuant to the terms of the 2023 LTIP and for purposes of calculating the number of securities remaining available for future issuance under equity compensation plans, each RSU is a Full Value Award and therefore is counted as 2.5 shares.
(5)	Consists of the Director Deferred Plan and the Deferred Plan.

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(6)	No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and Directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2024, and the Board and the Audit Committee are recommending that shareholders ratify that selection. 2024 will be the fifth year that Deloitte will serve as the independent registered public accounting firm for the Company.

Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of Deloitte is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte are expected to be present at the virtual Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of votes cast is required for approval of this proposal.

The Board of Directors and the Audit Committee recommend that the shareholders vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the current fiscal year.

AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is currently composed of four Independent Directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal control over financial reporting, (d) the Company’s compliance with related legal and regulatory requirements over financial reporting, (e) the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditor”), Deloitte & Touche LLP (“Deloitte”) for 2023, including a review of the performance of the lead engagement partner and other partners involved in the audit of the Company’s financial statements, and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “Independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that Messrs. Angelina and Medini are an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee oversees the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides objective assurance and consulting services designed to add value and improve the organization’s operational, financial, and compliance controls. The Company’s internal audit function

56    |    RLI Corp. 2024 Proxy Statement

operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CFO. To assist with this oversight, the Internal Audit Services department provides an annual risk-based audit plan to the Audit Committee and periodic reports are made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing, and assessing the effectiveness of internal control over financial reporting, and determining that the Company’s financial statements, including disclosures, are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for Deloitte’s audit services during the past two fiscal years are set forth on the next page.

The Audit Committee appoints and annually evaluates the performance of the Auditor. The Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, and peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. Finally, the Audit Committee also reviews the most recently available Public Company Accounting Oversight Board (“PCAOB”) annual inspection reports of the Auditor, and the Auditor’s responses thereto, including quality improvement initiatives undertaken to address inspection report observations.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. The current Deloitte lead engagement partner was in the 4th year of the five-year rotation requirement for the 2023 audit and will be on the 5th year for the 2024 audit. In addition to the Audit Committee’s evaluation of the Auditor, the Audit Committee also interviews and evaluates the experience of the audit partner and other supporting partners to help ensure they possess the requisite experience and knowledge to conduct and lead the audit team’s integrated audit of the Company’s financial statements and internal control over financial reporting.

For 2023, the Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received from Deloitte the written disclosures and letter required by the applicable PCAOB requirements regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed Deloitte’s independence with representatives from Deloitte. Additionally, the Audit Committee promotes Deloitte’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee was in contact with Deloitte numerous times throughout the year. This includes regularly scheduled in-person or virtual meetings, executive sessions, and periodic discussions in between regularly scheduled meetings. The purpose of this was to allow open and unobstructed access to the Audit Committee should Deloitte need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Michael E. Angelina (Chair)

Susan S. Fleming

Jordan W. Graham

Paul B. Medini

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FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by Deloitte during fiscal year 2023, the Company’s independent registered public accounting firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2023	2022
Audit Fees (1)	$1,195,000	$1,100,000
Audit-Related Fees (2)	$38,000	$—
Tax Fees	$—	$—
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,233,000	$1,100,000
(1)	Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees in 2023 were related to professional services rendered to the Company in connection with attestation services and services provided in connection with reviews by state insurance departments.

There were no non-audit services provided by Deloitte in 2023 or 2022. Any non-audit services must be reviewed and preapproved by the Chair of the Audit Committee. The Chair will report such non-audit services to the Audit Committee no later than the next scheduled Committee meeting.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by the Company no later than November 21, 2024, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois 61615.

Pursuant to our Bylaws, in order for a shareholder to nominate a Board candidate or propose other business at the Company’s annual shareholder meetings, such nomination  or notice of other business must be delivered to, or mailed and received at, the Company’s principal executive offices, in writing to the Company not less than 90 days prior, nor more than 120 days prior, to the one-year anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our Bylaws. Therefore, in order for a shareholder to nominate a candidate for Director or raise other business at the 2025 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter no earlier than the close of business on January 2, 2025, nor any later than January 31, 2025. In addition to satisfying the requirements in out Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of direction nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Bylaws.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the virtual Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the virtual Annual Meeting, you are requested to promptly submit your proxy in one of the manners described on page 9.

By Order of the Board of Directors

Jeffrey D. Fick
Chief Legal Officer & Corporate Secretary
Peoria, Illinois
March 21, 2024

58    |    RLI Corp. 2024 Proxy Statement

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2024 Annual Meeting of Shareholders will be held at 11:30 a.m., CDT, on May 2, 2024, via live webcast at www.virtualshareholdermeeting.com/rli2024. Please note that there is no in-person meeting for you to attend.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks, or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

First Class/Registered/Certified Mail:	Courier Services:
Computershare Investor Services P.O. Box 43006 Providence, RI 02940-3006	Computershare Investor Services 150 Royall St., Suite 101 Canton, MA 02021
Shareholder Services Number(s): 1-800-736-3001	Investor Centre™ portal: www.computershare.com/investor

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2023 Annual Report to Shareholders, which contains our 2023 Annual Report on Form 10-K Annual Report, and 2024 Proxy Statement. Printed copies of these documents are available without charge to any shareholder. To request printed copies, please contact our Assistant Corporate Secretary, Christina Dean, at 309-689-3836, at christina.dean@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of this Proxy Statement, 2023 Annual Report to Shareholders and/or E-Proxy Notice. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2023 Annual Report to Shareholders and/or E-Proxy Notice, or if you wish to receive individual copies of this Proxy Statement, 2023 Annual Report to Shareholders and/or E-Proxy Notice, we will send a copy to you promptly upon your written or oral request. Please contact our Assistant Corporate Secretary at the telephone number or address provided above. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2023 Annual Report to Shareholders and/or E-Proxy Notice who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Assistant Corporate Secretary, Christina Dean, at the telephone number or address provided above.

CONTACTING RLI

For investor relations requests, please contact Aaron Diefenthaler, Vice President, Chief Investment Officer & Treasurer at 309-693-5846 or at aaron.diefenthaler@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com. Information on the website is not incorporated by reference into this Proxy Statement.

RLI Corp. 2024 Proxy Statement    |    59

© 2024 RLI CORP.

RLI®

DIFFERENT WORKS

9025 N. LINDBERGH DRIVE
PEORIA, IL 61615-1431
P: 309-692-1000 | RLICORP.COM

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V31587-P06274 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! RLI CORP. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 Nominees: 1a. Michael E. Angelina 1d. Jordan W. Graham 1e. Clark C. Kellogg Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. 1b. David B. Duclos 1c. Susan S. Fleming 1f. Craig W. Kliethermes 1g. Paul B. Medini 1h. Robert P. Restrepo 1i. Debbie S. Roberts 1j. Michael J. Stone 2. Non-Binding, Advisory Vote to Approve the Compensation of the Company's Named Executive Officers (the "Say-on-Pay" vote). 3. Ratification of the Selection of Independent Registered Public Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/rli2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V31588-P06274 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF RLI CORP. The undersigned hereby appoints Jeffrey D. Fick, as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 2, 2024, at the RLI Corp. Annual Meeting of Shareholders to be held on May 2, 2024 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, (b) for Proposals 2 and 3, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V31589-P06274 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! RLI CORP. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 Nominees: Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. 2. Non-Binding, Advisory Vote to Approve the Compensation of the Company's Named Executive Officers (the "Say-on-Pay" vote). 3. Ratification of the Selection of Independent Registered Public Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. 1a. Michael E. Angelina 1d. Jordan W. Graham 1e. Clark C. Kellogg 1b. David B. Duclos 1c. Susan S. Fleming 1f. Craig W. Kliethermes 1g. Paul B. Medini 1h. Robert P. Restrepo 1i. Debbie S. Roberts 1j. Michael J. Stone VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/rli2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V31590-P06274 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Corp. Common Stock credited to this account as of March 4, 2024 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 2, 2024 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed, (b) for Proposals 2 and 3, and in their discretion, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions unless contrary to applicable law), and, in its discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)